As filed with the Securities and Exchange Commission on March 9, 2000


                                    Registration No. 333 - 11308

---------------------------------------------------------------------------
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549
                                ________


                            AMENDMENT NO. 1
                                   to

                                FORM SB-2
                         REGISTRATION STATEMENT
                               under the
                         SECURITIES ACT OF 1933

                             ENTROPIN, INC.
             (Name of small business issuer in its charter)

      Colorado                        283                     84-1090424
      --------            ---------------------------         ----------
(State or jurisdiction   (Primary Standard Industrial       I.R.S. Employer
  of incorporation or     Classification Code Number)   Identification Number)
    organization)

                             Entropin, Inc.
                           45926 Oasis Street
                         Indio, California 92201
                              (760)775-8333
               (Address and telephone number of principal
           executive offices and principal place of business)
                         _______________________

                            Higgins D. Bailey
                          Chairman of the Board
                             Entropin, Inc.
                           45926 Oasis Street
                         Indio, California 92201
                             (760) 775-8333
              (Name, address and telephone number of agent
                              for service)

                               COPIES TO:

     A. Thomas Tenenbaum, Esq.                   Gary A. Agron, Esq.
Brenman Bromberg & Tenenbaum, P.C.         5445 D.T.C. Parkway, Suite 520
      Mellon Financial Center                Englewood, Colorado 80111
  1775 Sherman Street, Suite 1001                   (303) 770-7254
      Denver, Colorado 80203                     (303) 770-7257 FAX
          (303) 894-0234
        (303) 839-1633 FAX

             APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

                                      CALCULATION OF REGISTRATION FEE

===================================================================================================
    Title of each
      class of                     Amount                        Proposed maximum
    securities to                  to be     Proposed maximum   aggregate offering    Amount of
    be registered                registered  offering price(1)       price(1)      registration fee
---------------------------------------------------------------------------------------------------
Common Stock(2)                  2,300,000        $4.25             $9,775,000        $2,717
---------------------------------------------------------------------------------------------------

Warrants to purchase one share   2,300,000        $ .25             $  575,000        $  160
 of Common Stock(3)
---------------------------------------------------------------------------------------------------

Common Stock issuable upon         200,000        $5.10             $1,020,000        $  284
exercise of the Representative's
Warrants(4)
---------------------------------------------------------------------------------------------------

Warrants to purchase one share     200,000        $ .30             $   60,000        $   17
of Common Stock issuable upon
exercise of the Representative'
 Warrants(4)
---------------------------------------------------------------------------------------------------

Common Stock issuable upon
exercise of Warrants, including
Warrants underlying the
Representative's Warrants(5)     2,500,000       $6.375(6)         $15,937,500        $4,431
---------------------------------------------------------------------------------------------------

TOTAL                                                              $27,367,500        $7,609

---------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(a) and (g).
(2) Includes 300,000 shares of Common Stock that the underwriters have the option to purchase to cover over-allotments, if any.
(3) Includes 300,000 Warrants to purchase one share of Common Stock that the underwriters have the option to purchase to cover over-allotments, if any.
(4) In connection with the sale of the Common Stock and Warrants, the Registrant is granting the representative: a.) warrants to purchase 200,000 shares of Common Stock; and, b.) warrants to purchase warrants which are exercisable to purchase 200,000 shares of Common Stock (the "Representative's Warrants").
(5) Pursuant to Rule 416, there are also being registered such additional shares of Common Stock as may be issuable pursuant to the anti-dilution provisions of the Warrants and the Representative's Warrants.
(6) Pursuant to Rule 457(i) the registration fee for the Warrants is calculated based on the exercise price of the Warrants.



                          ____________________

               SUBJECT TO COMPLETION.  DATED MARCH 2, 2000


PROSPECTUS







                          ENTROPIN, INC. [Logo]

                    2,000,000 Shares of Common Stock
                                   and
           2,000,000 Redeemable Common Stock Purchase Warrants




     We are offering shares of common stock and warrants to purchase shares of common stock in units consisting of one share and one warrant. The common stock and warrants will trade as separate securities immediately after this offering. For a description of the terms of the warrants, see "Prospectus Summary - The Offering - Warrants" on page 3.



     Our common stock is traded on the NASD OTC Bulletin Board under the symbol "ETOP". On February 28, 2000, the closing bid price of the common stock was $7.625 per share. We have applied to list our common stock and warrants under the symbols "ETOP" and "ETOPW" on the Nasdaq SmallCap Market after this offering.



     THESE ARE SPECULATIVE SECURITIES. INVESTING IN THE SHARES AND WARRANTS INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                   PER        PER
                                                  SHARE     WARRANT   TOTAL
----------------------------------------------------------------------------
Public offering price: . . . . . . . . . . . . . $         $         $
----------------------------------------------------------------------------
Underwriting discounts and commissions:. . . . . $         $         $
----------------------------------------------------------------------------
Proceeds to Entropin, Inc. . . . . . . . . . . . $         $         $
----------------------------------------------------------------------------

     We have granted a 45-day option to the underwriter to purchase up to 300,000 additional shares and 300,000 additional warrants to cover over-allotments.

NEIDIGER, TUCKER, BRUNER, INC.

                      WESTPORT RESOURCES INVESTMENT SERVICES, INC.

                                           , 2000

     The following language appears in red on the left side of the cover page.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

3 PHOTOS INSIDE FRONT COVER:



               [PHOTO 1]

     Vial containing Esterom(R) solution





                                  [PHOTO 2]

             Esterom(R) solution being applied to patient's shoulder






                                                     [PHOTO 3]

                                      Mobility measurement of patient's shoulder

     Please read this prospectus carefully. It describes our business, our product and our finances. We have prepared this prospectus so that you will have the information necessary to make an investment decision.

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy shares and warrants only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities.


                              STATE NOTICES

ARIZONA RESIDENTS: The securities offered pursuant to this prospectus may only be purchased by Arizona residents who satisfy us that they meet the following financial suitability requirements: The Arizona resident purchaser must have either (a) annual gross income of at least $100,000, or $150,000 combined with spouse, during the year prior to this offering and a reasonable expectation of such income in the current year, or, (b) a minimum net worth of $250,000, or $300,000 when combined with spouse, (exclusive of home, home furnishings and automobiles) and the investment in the securities does not exceed 10% of the net worth of the investor, together with spouse if applicable.

CALIFORNIA RESIDENTS: The securities offered pursuant to this prospectus may only be purchased by California residents who satisfy us that they meet the following financial suitability requirements: The California resident purchaser must have either (a) annual gross income of at least $65,000 and a minimum net worth (exclusive of home, home furnishings and automobiles) of $250,000; or, (b) a minimum net worth (exclusive of home, home furnishings and automobiles) of $500,000.

NORTH DAKOTA RESIDENTS: The securities offered pursuant to this prospectus may only be purchased by North Dakota residents who satisfy us that they meet the following financial suitability requirements: The North Dakota resident purchaser must have either (a) annual gross income of at least $45,000 and a minimum net worth (exclusive of home, home furnishings and automobiles) of $45,000; or, (b) a minimum net worth (exclusive of home, home furnishings and automobiles) of $100,000

                            TABLE OF CONTENTS


Prospectus Summary . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
Dividend Policy. . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
Price Range of our Common Stock. . . . . . . . . . . . . . . . . . . . 11
Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
Selected Financial Data. . . . . . . . . . . . . . . . . . . . . . . . 13
Management's Discussion and Analysis of
 Financial Condition and Results of  Operations. . . . . . . . . . . . 14
Our Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
Summary Compensation Table . . . . . . . . . . . . . . . . . . . . . . 27
Principal Stockholders . . . . . . . . . . . . . . . . . . . . . . . . 29
Related Party and Other Material Transactions. . . . . . . . . . . . . 30
Description of Securities. . . . . . . . . . . . . . . . . . . . . . . 31
Shares Eligible for Future Sale. . . . . . . . . . . . . . . . . . . . 34
Underwriting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
Additional Information . . . . . . . . . . . . . . . . . . . . . . . . 38
Index to Financial Statements. . . . . . . . . . . . . . . . . . . . .F-1



     We are a reporting company under the Securities Exchange Act of 1934. We have filed periodic reports, including Annual Reports containing financial statements of the Company audited by independent public accountants, and quarterly reports, which contain unaudited financial statements, with the Securities and Exchange Commission. Copies of such reports can be obtained at prescribed rates by written request addressed to the Commission, Public Reference Section, 450 Fifth Street, NW, Washington,
D. C. 20549. In addition, we have filed with the Securities and Exchange Commission, a registration statement on Form SB-2 under the Securities Act with respect to the shares and warrants offered.

                           PROSPECTUS SUMMARY

     This summary highlights selected information that we present more fully in other sections of this prospectus. To understand this offering, you should read the entire prospectus carefully, including the risk factors and financial statements.

                                ENTROPIN

     Entropin, is a development stage pharmaceutical company that has developed Esterom(R) solution, a topical formulation for the treatment of conditions involving impaired range of motion. Impaired range of motion often accompanies injuries and disorders of the shoulder and lower back, as well as other conditions of the joints. Esterom(R) solution is derived from a process involving the chemical breakdown of cocaine into new and
different molecules, three of which have been patented by us.   We have
completed four preclinical animal studies and Phase I and Phase II human clinical trials for Esterom(R) solution. These trials indicated that Esterom(R) solution was well tolerated at the dose used. Moreover, the range of motion with patients suffering from shoulder and back conditions was improved significantly when compared with patients receiving a placebo. The trials also indicated that Esterom(R) solution did not appear to have any potential for addiction or abuse. We began Phase III trials for treatment of impaired range of motion due to shoulder injuries and functionality in November 1999. We expect to complete our Phase III trials and submit a new drug application to the FDA in early 2001.


OUR MARKET OPPORTUNITY

     If we obtain FDA approval, we believe that there will be a substantial market for Esterom(R) solution based on the following:

* 40 million Americans suffer from lower back conditions, according to a 1999 report by the American Academy of Orthopedic Surgeons.

* Over 7 million Americans suffer from shoulder injuries or disorders, according to a 1996 report by the Center for Disease Control, National Center for Health Statistics.

* Nearly 17.5 million Americans seek prescriptive drug therapy annually for the treatment of painful shoulder, acute back strain or related conditions, according to the National Ambulatory Medical Care Survey 1998 report by the National Center for Health Statistics.

* In its most recent report on lower back pain issued in 1994, the U.S. Agency for Health Care Policy and Research indicated that back pain was the second most common reason, after the common cold, for seeing a doctor and costs associated with back pain, including lost productivity, exceeded $50 billion a year.

* Treatments for impaired range of motion for lower back and shoulder conditions include steroidal drugs, non-steroidal anti-inflammatory drugs such as ibuprofen and muscle relaxants, all of which reduce pain but do not necessarily improve impaired range of motion.

OUR STRATEGY

     Our initial goal is to complete the commercialization of Esterom(R) solution. If we succeed, we will seek to develop products for related muscle and joint disorders. In order to achieve our goals, we plan to:

* Seek FDA approval to market Esterom(R) solution for the treatment of impaired range of motion associated with shoulder function;

* Seek FDA approval to market Esterom(R) solution for the treatment of impaired range of motion associated with lower back sprain;

* Identify and develop other related medical applications for Esterom(R) solution, such as the treatment of arthritis and other joint disorders;

*    Identify and develop international markets; and

* Minimize our fixed costs by outsourcing clinical studies, regulatory activities, manufacturing and sales and marketing.


     Entropin is a Colorado corporation. Our corporate offices are located at 45926 Oasis Street, Indio, California 92201, telephone number (760) 775-8333. Esterom(R) solution is a trademark registered with the United States Patent and Trademark Office. Our Web site is located at www.entropin.com. Information contained in our Web site should not be considered a part of this prospectus.

THE OFFERING

     Unless otherwise indicated, all information in this prospectus assumes no exercise of the over-allotment option granted to the underwriters to purchase additional shares and warrants.

Securities offered. . . . .   2,000,000 shares of common stock and
                              2,000,000 warrants to purchase 2,000,000 shares of common stock. The securities are offered in units consisting of one share and one warrant. The common stock and warrants will trade separately immediately after the offering.

Warrants. . . . . . . . . .   The warrants will be exercisable at $_____
                              per share at any time until five years from the date of this prospectus. We may not redeem the warrants for at least one year after the date of this prospectus. After that date, if the closing bid price of our common stock on each of the 10 consecutive trading days preceding our notice of redemption is greater than or equal to $_____ (200% of the closing bid price of our common stock on the effective date of the offering), we may redeem some or all of the outstanding warrants upon 30 days' prior written notice to the holders. The redemption price will be $0.25 per warrant.
                              If we give notice of redemption, holders of the warrants will have 30 days during which they may elect to exercise the warrants, sell the warrants or allow the warrants to be redeemed for the redemption price.


Common stock outstanding. .   7,382,280 shares of common stock were
                              outstanding on February 28, 2000. After the offering, there will be 9,382,280 shares outstanding. Shares outstanding exclude up to 3,851,682 shares of common stock issuable on exercise of outstanding options, warrants and convertible securities.


Risk Factors. . . . . . . .   An investment in the shares and warrants
                              involves a high degree of risk. You should not consider purchase of the shares and warrants unless you can afford to lose your entire investment.

Use of proceeds . . . . . .   To fund costs associated with Phase III
                              clinical trials; the FDA approval process for Esterom(R) solution; research and development of additional applications of
                              Esterom(R) solution; general and
                              administrative expenses; and working capital.

SUMMARY FINANCIAL DATA


     The following selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and notes thereto. The selected financial data as of December 31, 1998 and 1999, and for the years then ended are derived from audited financial statements included in this prospectus.



                                                                Cumulative
                                                               amounts from
                                                                inception
                                                                 through
STATEMENT OF OPERATIONS            Years ended December 31,    December 31,
DATA:                              ------------------------    ------------


                                     1999           1998           1999
                                     ----           ----           ----

Revenue                         $     -0-      $     -0-       $    -0-

Research and development           1,743,837        906,719      6,597,410

Other costs and expenses           3,195,425      1,857,908      5,920,654
                                ------------   ------------   ------------

Net loss                          (4,939,262)    (2,764,627)   (12,518,064)

Accrued dividends applicable
to Series B preferred stock         (119,300)       (56,260)      (175,560)
                                ------------   ------------   ------------

Net loss applicable to
 common shareholders            $ (5,058,562)  $ (2,820,887)  $(12,693,624)
                                ============   ============   ============

Basic and diluted net loss per
common share                    $       (.75)  $       (.47)  $      (2.36)
                                ============   ============   ============

Weighted average number of
shares outstanding                 6,749,000      5,968,000      5,374,000
                                ============   ============   ============

BALANCE SHEET DATA:
The unaudited proforma balance sheet data reflects the issuance of securities in this offering.

                                                  Unaudited Pro
                                                      forma
                                 December 31,     December 31,
                                     1999             1999
                                 ------------     ------------

Cash and cash equivalents         $2,260,526   $

Working capital                    1,937,721

Total assets                       2,825,225

Total liabilities                    506,876

Redeemable preferred stock         4,303,662

Stockholders' equity (deficit)    (1,985,313)

                              RISK FACTORS

     The offering involves a high degree of risk. You should carefully consider the risks and uncertainties of this offering described below and other information in this prospectus before investing in our common stock. If any of these risks occur, our business, results of operation and financial condition could be adversely affected. This could cause the trading price of our common stock to decline, and you might lose part or all of your investment.

     Many of the statements in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause our results, levels of activity, performance or achievements to be materially different from those implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue" or the negative of these terms or other comparable terminology.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus.


WE HAVE A LIMITED OPERATING HISTORY, A HISTORY OF LOSSES AND EXPECT FUTURE
LOSSES.

     We have no operating history upon which an investor can base an evaluation of our company and our prospects. Our auditor's report for year end December 31, 1999 expressed doubt about our ability to continue as a going concern. We have had losses from operations since our inception in 1984 to December 31, 1999, totaling $12,518,064, and we expect to incur future losses from operations. At December 31, 1999 we had a total stockholders deficit of $1,985,313. We expect our operating expenses to significantly increase over the next several years due to clinical testing and other expenses related to seeking FDA approval. Our ability to achieve profitable operations is dependent on obtaining regulatory approval for Esterom(R) solution, entering into agreements for product development and commercialization, and expanding from development into successful marketing, all of which require significant amounts of capital. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" beginning on page 14 and "Use of Proceeds" on page 10.



WE ARE DEPENDENT ON THE PROCEEDS OF THIS OFFERING AND MAY REQUIRE
ADDITIONAL CAPITAL.

     We have financed our business through the sale of securities and advances from stockholders and have had no revenue from operations. We are dependent upon the proceeds of this offering to fund continuing operations and management has broad discretion as to the application of the proceeds. We may require additional capital to fund our operations.

WE WILL NOT BE ABLE TO MARKET ESTEROM(R) SOLUTION UNLESS WE OBTAIN REQUIRED REGULATORY APPROVAL.

     The FDA approval process generally takes years and consumes substantial capital resources with no assurance of ultimate success. We cannot apply for FDA approval to market Esterom(R) solution until the product successfully completes the required Phase III clinical trials. Several factors may prevent our successful completion of the Phase III clinical trials including:

     *    insufficient capital resources;
     * inability to obtain the required number of patients to complete the trials; and,
     * insufficient proof that Esterom(R) solution is safe and effective.


     The regulatory approval processes differ among foreign jurisdictions and approval in one jurisdiction does not ensure other approvals. As a result, we may be required to undertake additional trials and incur additional expense in order to obtain foreign approvals. Even if we complete the trials, we may be unable to obtain FDA approval of Esterom(R) solution. Failure to obtain FDA or foreign jurisdictional approval would negatively impact our business. See "Our Business - Government Regulation" beginning on page 19.


IF WE LOSE OUR ESTEROM(R) SOLUTION MANUFACTURER, WE WILL BE UNABLE TO BRING ESTEROM(R) SOLUTION TO MARKET.


     We are dependent upon Mallinckrodt, Inc., our sole supplier, to provide us with cocaine as a raw material from which the active ingredients in Esterom(R) solution are derived. If Mallinckrodt is unable or unwilling to supply us, we may be unable to bring Esterom(R) solution to market. See "Our Business - Outsourcing" on page 18.



OUR SUCCESS DEPENDS UPON ESTEROM(R) SOLUTION'S ACCEPTANCE BY PHYSICIANS, INSURANCE COMPANIES AND THE PUBLIC.

     Sales of Esterom(R)'s solution depend on acceptance of the product by physicians, insurance companies who provide pharmaceutical coverage and the public as an alternative to, or in combination with, other therapies for the treatment of impaired range of motion associated with painful shoulder and other conditions.


ESTEROM(R) SOLUTION'S CLASSIFICATION AS A CONTROLLED SUBSTANCE MAY LIMIT SALES AND INCREASE COSTS.


     As a controlled substance, Esterom(R) solution will be subject to expensive and burdensome administrative requirements which will increase our costs. Moreover, these administrative requirements may discourage Esterom(R) solution's use and acceptance by the medical community. See "Our Business - DEA Status" on page 21.


WE WILL BE DEPENDENT UPON THIRD PARTIES TO MARKET ESTEROM(R) SOLUTION.


     We have no experience in the sale or marketing of pharmaceutical products and will be dependent upon third parties to sell and market Esterom(R) solution. If we are unable to enter into satisfactory marketing arrangements, our sales will be adversely affected. See "Our Business - Outsourcing" on page 18.

IF WE ARE UNABLE TO DEFEND OUR ESTEROM(R) SOLUTION PATENTS OR IF OTHERS DEVELOP SUBSTANTIALLY EQUIVALENT PRODUCTS, OUR BUSINESS COULD BE IMPACTED.


     Our patents, trademarks and other intellectual property rights are important to our success. Patent litigation can be extremely expensive and time consuming. If we are unable to defend our existing patents or if others develop similar products beyond the protection of our existing
patents, our business could be impaired.   See "Our Business - Patents" on
page 19.


WE WILL BE EXPOSED TO PRODUCT LIABILITY CLAIMS.


     We will be exposed to potential product liability claims which are inherent in the testing, manufacturing, marketing and sale of pharmaceutical products, and product liability claims may be asserted against us. Product liability insurance for the pharmaceutical industry is expensive. There can be no assurance that adequate insurance coverage will be available to us at acceptable costs, or that a product liability claim
would not adversely affect our business or financial condition.    See "Our
Business - Product Liability Insurance" on page 21.



A LARGE NUMBER OF OUR SHARES OF COMMON STOCK ARE ELIGIBLE FOR FUTURE SALE WHICH COULD LOWER OUR MARKET PRICE.

      Sales of common stock after the offering, or even the potential for those sales, are likely to lower the market price of our common stock. In addition, these sales may negatively affect our ability to raise needed capital through the sale of our common stock. The table below indicates the number of shares outstanding, the number of shares issuable upon exercise of options, warrants and convertible securities and which of such shares are free trading and restricted.


     NUMBER OF
     SHARES         DESCRIPTION

     7,382,280      Common stock currently outstanding

     6,028,082      Free trading common stock outstanding

     3,621,182      Common Stock issuable upon exercise of currently
                    outstanding options and warrants

     2,000,000      Common stock issuable upon exercise of warrants
                    outstanding upon completion of offering

       230,500 Common stock issuable upon conversion of Series B convertible preferred stock

     1,354,198      Common stock available for sale under Rule 144 of the
                    Securities Act



     Other than 65,000 shares, all remaining 4,179,564 shares owned by our directors, officers, and 5% or greater stockholders, and substantially all of the shares underlying the outstanding options and warrants are subject to lock-up agreements which expire one year after the date of this prospectus unless released sooner upon the written consent of the representatives. When the lock-up period expires, the 4,179,564 shares subject to lock-up and the shares issuable upon exercise of options and warrants, and conversion of preferred stock will be eligible for sale which will have a depressive effect on the market price of our common stock. See "Shares Eligible for Future Sale" on page 34 and "Description of Securities
- Other Options, Warrants and Convertible Securities" on page 33.



INVESTORS WILL EXPERIENCE DILUTION OF BOOK VALUE OF SHARES PURCHASED IN THE OFFERING.

     Net tangible book value per share at December 31, 1999 and prior to the offering is $(.31) per share. Upon the sale of 2,000,000 shares of common stock at $_____ per share, net tangible book value per share after the offering will be $_____ per share, resulting in dilution of $_____ or ____% to investors in the offering. Current shareholders purchased their shares at a price below the price of the shares being offered.



OUR CONTROL WILL NOT CHANGE AFTER THE OFFERING.

     After the completion of this offering, the officers, directors and other principal shareholders will continue to own a majority of our common stock, and have voting control over us.


OUR STOCK HAS BEEN THINLY TRADED AND IS SUBJECT TO PRICE VOLATILITY.

     Before this offering, our stock traded on the NASD OTC Bulletin Board.
Historically:

     * our Company has not been covered by regular reports from financial analysts of established standing;

     * the limited amount and distribution of our stock has exacerbated the effect of relatively small imbalances in supply and demand; and

     * the number of stock brokerage firms trading our common stock has been limited.

     Due to these factors, the trading price of our common stock could be subject to wide fluctuations in response to quarterly variations in operating results, changes in financial estimates by securities analysts, announcements of technological innovations or new products by us or our competitors or other factors. In addition, the stock market has experienced extreme price and volume fluctuations that have particularly affected the market prices for many biotechnology and small capitalization companies.


OUR STOCK AND WARRANTS MAY BECOME SUBJECT TO "PENNY STOCK" RULES.

     If our common stock were to trade for less than $5.00 per share, then our common stock and warrants would each be considered a "penny stock" under federal securities law. Additional regulatory requirements apply to trading of penny stocks by broker-dealers. This could adversely effect the trading market for our common stock and warrants.

OUR WARRANTS CAN BE REDEEMED ON SHORT NOTICE.


     At any time after one year following the date of this prospectus, we can redeem the warrants for $0.25 per warrant on 30 days' written notice, provided that the closing price of our common stock has been at least $___ for the ten consecutive trading days immediately preceding the notice of redemption. If we give notice of redemption, a holder would be forced to sell or exercise the warrants or accept the redemption price. See "Description of Securities - Warrants" on page 31.



WE CAN ISSUE PREFERRED STOCK WITHOUT THE CONSENT OF OUR SHAREHOLDERS.

     Our Board of Directors may issue shares of preferred stock without stockholder approval on such terms as the Board may determine. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that we may issue in the future. See "Description of Securities - Preferred Stock" on page 33.


A CURRENT PROSPECTUS AND STATE BLUE SKY REGISTRATION IS REQUIRED BEFORE PURCHASERS MAY EXERCISE THE WARRANTS.


     Purchasers of our warrants will be able to exercise the warrants only if a current prospectus relating to the common stock underlying the warrants is then in effect, and only if our common stock is qualified for sale or exempt from qualification under applicable state securities laws of the states in which the holders of the warrants reside. Although we have undertaken to maintain the effectiveness of a current prospectus covering the common stock underlying the warrants, there can be no assurance that we will be able to do so. The value of the warrants may be impaired if a current prospectus covering the common stock issuable upon exercise of the warrants is not kept effective, or if the common stock is not qualified or exempt from qualification in the states in which the holders of warrants reside. See "Description of Securities - Warrants" on page 31.



WE HAVE NO AGREEMENTS WITH OUR MANAGEMENT WHICH SECURE THEIR CONTINUING
SERVICE.

     Our management members are employed at will. Therefore, a management member may terminate employment at any time. See "Management" beginning on page 23.



WE ENTERED TRANSACTIONS WITH RELATED PARTIES WHICH WERE NOT SUBJECT TO INDEPENDENT DIRECTOR APPROVAL.

     Past transactions with related parties were ratified by disinterested directors and believed to be on terms at least as favorable as obtainable from third parties. However, until recently, we did not have independent directors. Future related party transactions will be subject to independent director ratification. See "Related Party and Other Material Transactions" beginning on page 30.

                             USE OF PROCEEDS

     After payment of underwriting commissions and other expenses of the offering, the net proceeds of the offering are estimated to be $________ million, or $______ million if the over allotment option is exercised. We expect to use the net proceeds approximately as follows:


*    Phase III clinical trials                    $              55%

*    New Drug Application for Esterom(R)          $              20%
     solution

*    Research and development of additional
     applications of Esterom(R) solution          $              10%

*    General office and administrative expenses
     and working capital (includes salaries,
     rent, travel, professional fees)             $              15%



     There may be changes in our proposed use of proceeds due to changes in our business. Proceeds not immediately needed will be invested in treasury bills, insured bank deposits or similar investments. No proceeds will be used to redeem preferred stock.



                             DIVIDEND POLICY


     We have never declared or paid dividends on our common stock and do not intend to pay dividends on our common stock in the foreseeable future. Instead, we will retain any earnings to finance the expansion of our business and for general corporate purposes. We are obligated to pay dividends on our Series A and Series B preferred stock, although we may elect to pay the dividends on the Series B preferred stock in shares of our common stock. We have paid no dividends on our Series A preferred stock. As of December 31, 1999 we have issued 24,550 shares of common stock as dividends on our Series B preferred stock.

                     PRICE RANGE OF OUR COMMON STOCK

     Since February 25, 1998, our common stock has been traded on the NASD OTC Bulletin Board under the trading symbol "ETOP". The following table sets forth the high and low bid prices for the common stock for the quarters indicated. Prices reflect bids posted by market makers and may not necessarily reflect actual transactions.

Year ended December 31, 1998                High Bid            Low Bid
----------------------------                --------            -------

  First Quarter                              $3.375              $3.00

  Second Quarter                             $7.875              $3.25

  Third Quarter                              $7.50               $3.50

  Fourth Quarter                             $4.75               $3.375

Year ended December 31, 1999
----------------------------

  First Quarter                              $6.125              $3.00

  Second Quarter                             $7.6875             $5.875

  Third Quarter                              $6.3125             $5.1875

  Fourth Quarter                             $6.875              $4.00

Year ended December 31, 2000
----------------------------

  First Quarter (through February 28, 2000)  $9.25               $6.75



     On February 28, 2000, the closing bid price of the common stock on the NASD OTC Bulletin Board was $7.625 per share. As of February 28, 2000, there were 406 holders of record of our common stock.

                             CAPITALIZATION


     The following table sets forth as of December 31, 1999:


     *    our actual capitalization; and

     * our proforma capitalization reflecting the sale of 2,000,000 shares and 2,000,000 warrants in the offering at the public offering price of $______ per share and $______ per warrant, and the use of the net proceeds of the offering.


                                                            December 31, 1999
                                                            -----------------
                                                         Actual          Pro forma
                                                         ------          ---------
Redeemable preferred stock:

Series A: 3,210,487 shares issued and outstanding        $ 3,210,487    $
Series B: 230,500 shares issued and outstanding            1,093,175

Stockholders' equity

Preferred stock, $.001 par value-- 10,000,000 shares
authorized, Series A and Series B outstanding                  ---
(reported above)

Common stock, $.001 par value-- 50,000,000 shares
authorized: 7,382,280 shares issued and outstanding
(actual), and 9,382,280 shares issued and outstanding          7,382
(proforma)

Additional paid-in capital                                13,866,412

Deficit accumulated during the development stage         (12,640,814)

Unearned stock compensation                               (3,218,293)
                                                         -----------

Total stockholders' equity (deficit)                      (1,985,313)
                                                         -----------

Total capitalization                                     $ 2,318,349
                                                         ===========


                         SELECTED FINANCIAL DATA


     The following selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and notes thereto. The selected financial data as of December 31, 1998 and 1999, and for the years then ended are derived from audited financial statements included in this prospectus.



                                                                Cumulative
                                                               amounts from
                                                                inception
                                                                 through
STATEMENT OF OPERATIONS            Years ended December 31,    December 31,
DATA:                              ------------------------    ------------


                                     1999           1998           1999
                                     ----           ----           ----

Revenue                         $     -0-      $     -0-       $    -0-

Research and development           1,743,837        906,719      6,597,410

Other costs and expenses           3,195,425      1,857,908      5,920,654
                                ------------   ------------   ------------

Net loss                          (4,939,262)    (2,764,627)   (12,518,064)

Accrued dividends applicable
to Series B preferred stock         (119,300)       (56,260)      (175,560)
                                ------------   ------------   ------------

Net loss applicable to
 common shareholders            $ (5,058,562)  $ (2,820,887)  $(12,693,624)
                                ============   ============   ============

Basic and diluted net loss per
common share                    $       (.75)  $       (.47)  $      (2.36)
                                ============   ============   ============

Weighted average number of
shares outstanding                 6,749,000      5,968,000      5,374,000
                                ============   ============   ============

BALANCE SHEET DATA:
The unaudited proforma balance sheet data reflects the issuance of securities in this offering.

                                                  Unaudited Pro
                                                      forma
                                 December 31,     December 31,
                                     1999             1999
                                 ------------     ------------

Cash and cash equivalents         $2,260,526   $

Working capital                    1,937,721

Total assets                       2,825,225

Total liabilities                    506,876

Redeemable preferred stock         4,303,662

Stockholders' equity (deficit)    (1,985,313)

                  MANAGEMENT'S DISCUSSION AND ANALYSIS
            OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW


     We were incorporated in California in 1984 as Entropin, Inc. ("old Entropin"), and in 1998, completed an agreement and plan of merger with Vanden Capital Group, Inc. to exchange all of the issued and outstanding common shares of old Entropin for 5,220,000 shares of Vanden's common stock. We were merged into Vanden, and Vanden changed its name to Entropin, Inc. For accounting purposes, the acquisition was treated as a recapitalization of old Entropin based upon historical cost, with old Entropin as the acquirer. In conjunction with the merger, Entropin, Inc. became a Colorado corporation.

     From our inception in August 1984, we have devoted our resources primarily to funding our research and development efforts. We have been unprofitable since inception and have had no revenue from the sale of products or other resources, and do not expect revenue for the next two years, or until Esterom(R) solution has received FDA approval. We expect to continue to incur losses for the foreseeable future through the completion of our Phase III clinical trials and the new drug application process. As of December 31, 1999, our accumulated deficit was approximately $12.6 million.


PLAN OF OPERATION


     We have raised sufficient funds in 1999 to complete the first part of a two part Phase III clinical trial program associated with the FDA approval process for the treatment of acute painful shoulder. The trials began in November 1999 and the first part is scheduled for completion in mid-2000. We intend to use a substantial portion of the net proceeds of our secondary offering to fund our Phase III clinical trials through our new drug application process related to the treatment of acute painful shoulder and to provide funds for research and development and working capital. In the future, we plan to seek FDA approval to market Esterom(R) solution for the treatment of impaired range of motion associated with lower back pain, and identify and develop other medical applications for Esterom(R) solution such as applications for arthritis and other joint disorders. We intend to minimize our fixed costs by outsourcing clinical studies, regulatory activities, manufacturing and sales and marketing. We have engaged the services of a full-time chief executive officer and president beginning November 29, 1999 which will increase our general and administrative expenses.


RESULTS OF OPERATIONS


     Year ended December 31, 1999 compared to year ended December 31, 1998. Our research and development expenses were $1,743,837 for 1999, as compared to $906,719 in 1998. The increase in research and development resulted primarily from initiation of Phase III clinical trials, and approximately $200,000 from non-cash compensation expenses associated with stock options granted to Western Center for Clinical Studies (Western). Our general and administrative expenses were $3,211,809 in 1999, as compared to $1,844,575 in 1998. The increase in general and administrative expenses relates primarily to our preparation costs for the start of Phase III clinical trials and fund raising activities. Moreover, the 1999 increase resulted from an increase of approximately $1,200,000 in non-cash compensation expense associated with stock options.

     Our interest income was $64,888 in 1999, as compared to $24,738 in 1998. The increase was primarily a result of larger temporary cash investment balances in 1999 from proceeds of private placements.


LIQUIDITY AND CAPITAL RESOURCES


     We have financed our operations since inception primarily through the net proceeds generated from the sale of our common and preferred stock, and through loans and advances from stockholders that were subsequently converted into equity securities. From inception through December 31, 1999, we have received net cash proceeds from financing activities aggregating approximately $6.8 million from these transactions. As of December 31, 1999, our working capital was $1,937,721.

     Our liquidity and capital needs relate primarily to working capital, research and development of Esterom(R) solution, and other general corporate requirements. We have not received any cash from operations since inception. Based on our current plans, we believe the proceeds from our secondary offering will provide sufficient capital resources to fund our operations for at least the next 20 months. Expectations about our long-term liquidity may prove inaccurate if approval for Esterom(R) solution is delayed or not obtained. We will not generate revenue from sales of Esterom(R) solution unless Esterom(R) solution is approved by the FDA for marketing.

     Net cash used in operating activities was approximately $1,480,000 in 1998 and $1,617,000 in 1999. The cash used in operations was primarily related to funding expansion of research and development activities as well as establishing an administrative infrastructure. For the year ended December 31, 1999, cash used in operating activities principally represents the net loss for the period of $4,939,262 adjusted for non-cash stock option compensation and an increase in accounts payable.

     As of December 31, 1999, our principal source of liquidity was approximately $2.3 million in cash and cash equivalents.


     In April 1998, we entered into an agreement with Western to assist us in obtaining FDA approval for Esterom(R) solution. We are required to pay management fees of approximately $880,400 through January 5, 2001 and $76,400 per quarter beginning January 2001 and continuing until a new drug application is filed with the FDA. We also issued to Western stock options to purchase 450,000 shares of our common stock at $1.50 per share.


     In August 1999, we entered into an agreement with Therapeutic Management, Inc. to provide us clinical trial management services and monitor all aspects of Esterom's Phase III A and B clinical studies. In November 1999, we entered into an agreement with Western to assume our obligations under the Therapeutic Management Agreement. We will pay Western approximately $350,000 based upon completion of certain project goals.


     In November 1999, we entered into an agreement with Western to assume our obligations under our agreement with Therapeutic Management, Inc. to perform tasks required to comply with FDA regulations applicable to the conduct, coordination and management of the first Phase III trial. Among other things, WCCS is to select investigators, train clinical site personnel, maintain the master file of all pre-study and study documents, and prepare the Study Report to be submitted to the FDA. We will pay Western approximately $350,000 based on completion of certain project goals.


     Our operating expenses will increase as we proceed with the two part Phase III clinical trials through the new drug application and other related FDA approval process. We also expect that our general and administrative expenses will increase significantly with the addition of our full time chief executive officer and president. The 20 month period estimate for which we expect available sources of cash to be sufficient to meet our funding needs is a forward looking statement that involves risks and uncertainties as set forth under "Risk Factors" and elsewhere in this prospectus. In the event our capital requirements are greater than estimated, we may need to raise additional capital to fund our research and development activities. Our future liquidity and capital funding requirements will depend on numerous factors, including the timing of regulatory actions for Esterom(R) solution, the cost and timing of sales, marketing and manufacturing activities, the extent to which Esterom(R) solution gains market acceptance, and the impact of competitors' products. There can be no assurance that such additional capital will be available on terms acceptable to us, if at all. If adequate funds are not available, we may be forced to significantly curtail our operations or to obtain funds through entering into collaborative agreements or other arrangements that may be on unfavorable terms. Our failure to raise capital on favorable terms could have a material adverse effect on our business, financial condition or results of operations.


YEAR 2000 ISSUE


     To date we have not experienced any material difficulties or incurred significant expenditures in connection with Year 2000 issues. All of our expenses have related to the opportunity cost of time spent by several of our employees identifying and evaluating the Year 2000 compliance matters. The agreements with Western and Therapeutic Management represent that their software systems are Year 2000 compliant. We contacted all other major vendors, suppliers, financial institutions and service providers to ensure they are Year 2000 compliant. Key third party vendors provided a statement in writing that their software or systems are Year 2000 compliant.

                              OUR BUSINESS

     Entropin is a development stage pharmaceutical company that has developed Esterom(R) solution, a topical formulation for the treatment of conditions involving impaired range of motion. Impaired range of motion often accompanies injuries and disorders of the shoulder and lower back, as well as other conditions affecting body joints. Esterom(R) solution is derived from a process involving the chemical breakdown of cocaine into new and different molecules, three of which have been patented by us. We have completed four preclinical animal studies and Phase I and Phase II human clinical trials for Esterom(R) solution. These trials indicated that Esterom(R) solution was well tolerated and did not appear to have any potential for addiction or abuse. Moreover, the range of motion with patients in the Phase II trial suffering from shoulder and lower back conditions was improved significantly when compared with patients receiving a placebo. We began Phase III trials for treatment of impaired range of motion due to shoulder injuries and functionality in November 1999. We expect to complete our Phase III trials and submit a new drug application to the FDA in early 2001.

     Esterom(R) solution is derived through a manufacturing process involving hydrolysis and solvolysis of cocaine in a propylene glycol and water solution. Hydrolysis and solvolysis are chemical processes in which a substance reacting with a solvent such as propylene glycol and water solution, is changed into one or more other substances. Through this process, we have identified three new molecules, derivatives of benzoylecgonine, ecgonine and ecgonidine, which form the basis of our formulation of Esterom(R) solution and are claimed under two of our eight United States patents. A third United States patent claims a method for preparing Esterom(R) solution.

REGULATORY HISTORY

     In March 1987, we filed an investigative new drug application with the FDA which incorporated the results of our four pre-clinical animal safety studies in which no significant toxicity was noted. Our subsequent human Phase I clinical safety trial for Esterom(R) solution was completed in 1991, and involved 24 healthy male subjects. The results of this trial indicated that Esterom(R) solution was well tolerated and showed no significant toxicity. Based on these results, the FDA allowed us to initiate Phase II clinical efficacy and safety trials in 1992.

     Our Phase II clinical trial, completed in 1994, was designed to determine the safety and efficacy of Esterom(R) solution in patients who had impaired range of motion due to acute lower back strain, acute painful shoulder or the removal of a cast. The Phase II clinical trial involved 97 patients, each of whom received two topical applications of Esterom(R) solution or placebo, with the second treatment applied 24 hours after the first. The results of the trial showed that Esterom(R) solution provided statistically significant improved range of motion in both back and shoulder conditions which was sustained for at least seven days. There was no clinically observed local anesthetic or analgesic effect. The range of motion for each condition was measured by the number of degrees to which the subject could move the affected part in one direction or another. The results for patients who had impaired range of motion resulting from cast removal were inconclusive and we did not pursue this indication further.

     In 1996, we submitted our Phase III Protocol to the FDA, and a revised Phase III Protocol in 1999. Our Phase III studies will include two trials in multiple clinical study centers in differing geographic areas of the U.S. The trials will be double-blind and placebo-controlled in which neither patient nor doctor will know whether the patient receives Esterom(R) solution or placebo.

     We began the first Phase III trial in November 1999 and we expect to begin the second trial in several months. In each of the two studies 300 patients will be enrolled for a total of 600 patients. Of the 300 patients in each study, 100 will receive single strength Esterom(R) solution, 100 double strength, and 100 placebo. The second trial has a longer patient follow-up period than the first trial.

     Our Phase III trials will test Esterom(R) solution for improved range of motion and functionality associated solely with shoulder injuries. Functionality involves a patient's ability to perform everyday functions, such as hair combing or removing a pullover sweater. Subsequently, we intend to seek FDA approval for treatment by Esterom(R) solution of lower back sprain.

OUTSOURCING


     In January 1997, we entered into an agreement with Mallinckrodt, Inc., the only company authorized by the Drug Enforcement Agency (DEA) to provide cocaine for medical and research purposes, and to supply and manufacture Esterom(R) solution. Due to federal restrictions, Esterom(R) solution cannot be manufactured outside of the United States for sale in the United States. Due to DEA licensing requirements, Mallinckrodt is our sole source for cocaine and for producing Esterom(R) solution. In addition, our agreement with Mallinckrodt provides that it will comply with the Good Manufacturing Practices imposed by the FDA through its facilities inspection program. In exchange for the services, Mallinckrodt was granted the right to be our exclusive supplier in North America and a right of first refusal to be our exclusive world-wide supplier.


     In April 1998, we entered into an agreement with Western, to assist us in administering the clinical trials necessary for obtaining FDA approval of Esterom(R) solution. Daniel L. Azarnoff, M.D., a director of Entropin, is a director of Western.

     In August 1999, we entered into an agreement with Therapeutic Management, Inc., a clinical research organization, to provide comprehensive clinical trial management and monitor our first of two Phase III clinical trials for Esterom(R) solution.

     In November 1999, we entered into an agreement with Western to perform and assume our obligations under our agreement with Therapeutic Management for compliance with FDA regulations.

     We do not intend to establish our own direct sales force to market Esterom(R) solution. Instead, we are actively pursuing strategic relationships with pharmaceutical companies to whom we can outsource the marketing of Esterom(R) solution.

PATENTS

     We hold eight U. S. patents issued between 1984 and 1998 with expiration dates ranging from September 2001 to June 2014. These patents include two material composition patents covering the molecules contained in Esterom(R) solution that expire in 2012 and 2013. Our three initial patents were based on methods of treatment of rheumatoid arthritis using benzoylecgonine and related compounds. Our five subsequent patents include compound, composition and method claims involving derivatives of the compounds represented in the earlier patents. Since the formula for Esterom(R) solution contains the derivatives protected by certain of the subsequent patents, the expiration of the earlier patents in 2001 and 2002
will not permit a replication of Esterom(R) solution by a competitor.   We
believe that some of the patents to which we have rights may be eligible for extensions of up to five years.

     In December 1993 we filed an International Patent Application under the Patent Cooperation Treaty claiming compounds present in the Esterom(R) formulation from which eight separate patent applications were derived -- Australia, Canada, Europe, Hungary, Japan, New Zealand, Norway and Poland. In addition, we have filed patent applications in China, Israel, Mexico, South Africa and Taiwan. From these foreign applications, nine patents have been issued to date.

GOVERNMENT REGULATION

     The research, development, testing, manufacturing, promotion, marketing and distribution of drug products are extensively regulated by government authorities in the United States and other countries. Drugs are subject to rigorous regulation by the FDA in the United States and similar regulatory bodies in other countries. The steps ordinarily required before a new drug may be marketed in the United States, which are similar to steps required in most other countries, include:

     * Preclinical safety studies in animals and formulation studies and the submission to the FDA of an Investigational New Drug (IND) application for a new drug;

     * Adequate and well-controlled clinical trials to establish the safety and efficacy of the drug for each medical indication;

     *    The submission of a New Drug Application (NDA) to the FDA; and,

     *    FDA review and approval of the NDA.

     Preclinical animal tests include laboratory evaluation of product chemistry, stability, pharmaceutical properties and formulation, as well as studies to prove the product is safe in animals. The results of
preclinical testing are submitted to the FDA as part of an NDA.   The FDA
may halt proposed or ongoing clinical trials until it allows the trials to continue under specified terms.

     Clinical trials to support new drug applications are typically conducted in three sequential phases. During Phase I safety studies, the initial introduction of the drug on healthy human subjects, the drug is tested to assess how the drug is handled in the body and the level of drugs in the body over time, as well as side effects associated with increasing doses.

     Phase II usually involves studies in a limited patient population to:

     - assess the efficacy of the drug in specific, targeted indications;

     - assess dosage tolerance and optimal dosage; and/or

     - identify possible adverse effects and safety risks.

     If a compound is found to be potentially effective and to have an acceptable safety profile in Phase II evaluations, Phase III trials (also called pivotal studies, major studies or advanced clinical trials) are undertaken to further demonstrate clinical efficacy and to further test for safety of the product within an expanded patient population at geographically dispersed clinical study sites.

     After successful completion of the required clinical testing, a NDA is generally submitted. The FDA may request additional information before accepting a NDA for filing, in which case the application must be resubmitted with the additional information. Once the submission has been accepted for filing, the FDA has 180 days to review the application and respond to the applicant. The review process is often significantly extended by FDA requests for additional information or clarification. The FDA may refer the new drug application to an appropriate advisory committee for review, evaluation and recommendation as to whether the application should be approved, but the FDA is not bound by the recommendation of an advisory committee.

     If FDA evaluations of the new drug application and the manufacturing facilities are favorable, the FDA may issue either an approval letter or an approvable letter. An approvable letter will usually contain a number of conditions that must be met in order to secure final approval of the new drug application and authorization of commercial marketing of the drug for certain indications. The FDA may refuse to approve the new drug application or issue a not approvable letter, outlining the deficiencies in the submission and often requiring additional testing or information.

     The manufacturers of approved products and their manufacturing facilities are subject to continual review and periodic inspections. Because we intend to contract with third parties for manufacturing our product, our control of compliance with FDA requirements will be more complicated. In addition, identification of certain side effects or the occurrence of manufacturing problems after any of our drugs are on the market could cause subsequent withdrawal of approval, reformulation of the drug, additional clinical trials, and changes in labeling of the product.

     Outside the United States, our ability to market our products will also be contingent upon receiving marketing authorizations from the appropriate regulatory authorities. The foreign regulatory approval process includes all of the risks associated with the FDA approval set forth above. The requirements governing the conduct of clinical trials and marketing authorization vary widely from country to country. At present, foreign marketing authorizations are applied at a national level, although within Europe procedures are available to companies wishing to market a product in more than one European Union, or EU, member state.

     Under a new regulatory system in the EU, marketing authorizations may be submitted at either a centralized, a decentralized or a national level. The centralized procedure is mandatory for the approval of biotechnology products and high technology products and available at the applicant's option for other products. The centralized procedure provides for the grant of a single marketing authorization that is valid in all EU member states. The decentralized procedure is available for all medicinal products that are not subject to the centralized procedure. The decentralized procedure provides for mutual recognition of national approval decisions, changes existing procedures for national approval decisions and establishes procedures for coordinated EU actions on products, suspensions and withdrawals. Under this procedure, the holder of a national marketing authorization for which mutual recognition is sought may submit an application to one or more EU member states, certify that the dossier is identical to that on which the first approval was based or explain any differences and certify that identical dossiers are being submitted to all member states for which recognition is sought. Within 90 days of receiving the application and assessment report, each EU member state must decide whether to recognize approval. The procedure encourages member states to work with applicants and other regulatory authorities to resolve disputes concerning mutual recognition. Lack of objection of a given country within 90 days automatically results in approval of the EU country.

     We will choose the appropriate route of European regulatory filing to accomplish the most rapid regulatory approvals. However, the regulatory strategy may not secure regulatory approvals or approvals of the chosen product indications. We intend to contract with an experienced third party to assist with our European clinical development and regulatory approvals.

DEA STATUS

     The DEA has designated Esterom(R) solution as a Schedule II controlled substance. The manufacture, storage, shipment and use of a Schedule II controlled substance is subject to costly and burdensome regulations. We have submitted a petition to the DEA to delist Esterom(R) solution as a
Schedule II substance based on the data obtained in Phase I and II clinical studies in human beings which indicated that Esterom(R) solution showed no effects on the cardiovascular system and did not appear to cross the blood-brain barrier. The petition is currently under review by the U.S. Attorney General's office and the FDA. We do not expect a decision unless and until Esterom(R) solution is approved for marketing by the FDA.

PRODUCT LIABILITY INSURANCE

     Sales of Esterom(R) solution entails risk of product liability claims. Medical testing has historically been litigious, and we face financial exposure to product liability claims in the event that use of Esterom(R) solution results in personal injury. We also face the possibility that defects in the manufacture of Esterom(R) solution might necessitate a product recall. There can be no assurance that we will not experience losses due to product liability claims or recalls in the future. We anticipate purchasing product liability insurance in reasonable and customary amounts when we begin to sell Esterom(R) solution. Such insurance can be expensive, difficult to obtain and may not be available in the future at a reasonable cost or in sufficient amounts to protect us against losses due to liability. An inability to maintain insurance at an acceptable cost or to otherwise protect against potential product liability could prevent or inhibit our commercialization of Esterom(R) solution. Moreover, a product liability claim in excess of relevant insurance coverage or product recall could have a material adverse effect on our business, financial condition and results of operations.

ROYALTY COMMITMENTS


     In connection with our acquisition of the rights to the three original patents for Esterom(R) solution from non-affiliated parties, we agreed to pay a royalty of approximately 1% of amounts paid to us from the sale of Esterom(R) solution. We have agreed to pay a minimum royalty from actual sales consisting of a front end payment of $40,000 and quarterly payments of $3,572 which is accruing from December 1, 1989, less a credit to us for 50% of patent expenses we incur.


COMPETITION

     To our knowledge, there are no products on the market which treat impaired range of motion associated with injuries and disorders of the shoulder and lower back. For these conditions, physicians often prescribe steroidal drugs, non-steroidal anti-inflammatory drugs, pain relievers, and muscle relaxants. While these products reduce discomfort, they generally do not address impaired range of motion.

     The pharmaceutical industry is characterized by intense competition and is subject to rapid and significant technological change. Rapid technological development may cause Esterom(R) solution and any other products we develop to become obsolete before we can recoup all or any portion of our development expenses. Our competitors include major pharmaceutical companies, biotechnology firms, universities and other research institutions, both in the United States and abroad, which are actively engaged in research and development of products in the therapeutic areas being pursued by us. Most of our competitors have substantially greater financial, technical, manufacturing, marketing and human resource capabilities than us. In addition, many of our competitors have significantly greater experience in testing new or improved therapeutic products and obtaining regulatory approvals of products. Accordingly, our competitors may succeed in obtaining regulatory approval for their products more rapidly than we are able to obtain approval for Esterom(R) solution. If we commence significant commercial sales of our products, we will also be competing with respect to manufacturing efficiencies and marketing capabilities, areas in which we have no experience.

EMPLOYEES

     We have one full time executive officer, Thomas G. Tachovsky, our President and Chief Executive Officer and one full time administrative employee. We have three part-time executive officers, Higgins D. Bailey, Chairman of the Board and Secretary, Donald Hunter, Vice Chairman of the Board and Treasurer and Wellington Ewen, Chief Financial Officer. We are actively seeking a qualified individual to serve as a full-time Chief Financial Officer.

PROPERTIES


     We sublease 800 square feet of office space in Indio, California from one of our principal stockholders, Thomas T. Anderson, for a monthly rent of $800 on a month to month basis. We believe the lease is at or below market price for comparable office space. Following this offering, we intend to lease separate office space for our corporate headquarters in Indio, California and terminate our current lease.

                               MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The following table lists the names, ages and positions of our executive officers and directors:

     Name                  Age          Position
     ----                  ---          --------

Thomas G. Tachovsky        52       President, Chief Executive Officer
                                    and Director

Higgins D. Bailey          69       Chairman of the Board and Secretary

Donald Hunter              65       Vice Chairman of the Board and
                                    Treasurer

Daniel L. Azarnoff         73       Director

James E. Wynn              57       Director

Wilson Benjamin            56       Director

Joseph R. Ianelli          61       Directr

Wellington A. Ewen         59       Chief Financial Officer


     All members of the board of directors hold office until the next annual meeting of shareholders and the election and qualification of their successors, or until death, resignation or removal. Messrs. Benjamin and Ianelli are independent directors. Officers serve at the discretion of the Board of Directors. We are actively seeking an individual qualified to serve as a full time Chief Financial Officer.


     THOMAS G. TACHOVSKY, Ph.D. joined us as a director, President and Chief Executive Officer in November 1999. Since June 1997 he has held a series of interim senior management positions in development stage bio-pharmaceutical companies including Redox Pharmaceuticals Corporation; Novavax, Inc. and Paracelsian, Inc. From June 1995 to November 1997, he was a director and executive vice-president of Protyde Pharmaceuticals, Inc. From June 1991 to February 1998, he was general partner of MATCO & Associates, a bio-pharmaceutical industry consulting firm for corporate partnering, technology assessment and market valuation. He has held business development positions with Cytogen Corporation and Creative Biomolecules and was a research and development manager with Johnson & Johnson. Dr. Tachovsky received a B.S. degree in biology from Gonzaga University; a M.S. degree in management from Lesley College; and a Ph.D degree in microbiology from the University of Rochester School of Medicine.

     HIGGINS D. BAILEY, Ed.D. joined us as an officer and director in July 1992 and is currently our Chairman of the Board and Secretary. From July 1995 to December 1996, Dr. Bailey was President and Chief Executive Officer for the Pharmaceutical Educational and Development Foundation at the Medical University of South Carolina, Charleston, South Carolina, which formulates and manufactures pharmaceutical products. Since 1991, he has served as the business manager for Thomas T. Anderson Law Firm, Indio, California. Thomas T. Anderson is one of our principal stockholders. Dr. Bailey received a B.A. degree in biology from Eastern Washington University, a M.S. degree in program planning and personnel and a Ed.D. degree in administration and management from the University of California, Berkeley, California.

     DONALD HUNTER joined us as a director and Secretary in February 1998. In May 1999, he resigned as Secretary and was appointed as our Chief Executive Officer and Treasurer. He served as Chief Executive Officer until November 1999. Since 1994, Mr. Hunter has served as a consultant to Entergy Corporation as well as other concerns dealing with mergers and acquisitions and other business matters. From 1991 to 1994, he was senior vice president of Entergy Corporation. Mr. Hunter received a B.S. degree in chemical engineering from Purdue University and a M.S. degree in nuclear engineering from Iowa State University.


     DANIEL L. AZARNOFF, M.D. joined us as a director in February 1998 and acted as our President on a part-time basis until April 1998. Since 1988, Dr. Azarnoff has been President of D. L. Azarnoff Associates, a company engaged in consulting for various pharmaceutical and biotechnology companies including Sandoz, Orion Pharma, DeNovo, Inc., Cibus
Pharmaceutical  and Cellegy Pharmaceuticals, Inc.   Since August 1998, Dr.
Azarnoff has held a clinical faculty position at Stanford University Medical School. Prior to the time, he held faculty positions at the University of Kansas Medical School, Northwestern University Medical School, the University of Chicago Medical School and St. Louis University School of Medicine. Dr. Azarnoff is a director of Amerimmune, Inc., a publicly held pharmaceutical drug and development company. Since June 1999, he has served as Senior Vice President, Medical/Regulatory Affairs for Cellegy Pharmaceutical, Inc. Dr. Azarnoff received a B.S. degree in biology and a M.S. degree in zoology from Rutgers University and a M.D. degree from the University of Kansas Medical School.


     JAMES E. WYNN, Ph.D. joined us as a director in February 1998.   Since
1977, Dr. Wynn has been a Professor and since September 1995, Assistant Dean for Research at the Medical University of South Carolina. Prior to that time, he held various other positions at the University, including Chairman of the Department of Pharmaceutical Sciences, College of Pharmacy and principal investigator for the Drug Bioequivalence Evaluation Program. Dr. Wynn received a B.S. degree in pharmacy and a Ph.D. degree in medicinal chemistry from the Medical College of Virginia, Virginia Commonwealth University, Richmond, Virginia.


     WILSON BENJAMIN joined us as a director in February 2000. Since 1992 he has been the President and Chief Executive Officer of Al Fawaris Co. where he is responsible for Al Fawaris' investments and participation in the management of certain of its portfolio companies. Since 1992 he has also served as the Chairman of the Board of Directors and Chief Executive Officer of ATO Ram 2 Ltd. where he is responsible for managing ATO's operations and its investments in public and private companies in the United States, Europe and the Persian Gulf States. Since 1999, he has been the Chairman of the Board of Directors of Arab Commercial TV Co., a cable television broadcasting company. Mr. Benjamin received a B.A. in business administration from Al Hikma University in Baghdad, Iraq.

     JOSEPH R. IANELLI joined us as a director in February 2000. Since January 1999 he has been the President and Chief Executive Officer of PharmaConnect, Inc. responsible for design and development of an internet website for physicians. Since January 1999 he has also been the President and Chief Executive Officer of Renaissance Pharmaceuticals, Inc. a development stage company involved in drug delivery technologies. From 1983 to January 1999 he served as the Senior Vice President of Business Development for Astra U.S.A., Inc. where he was responsible for acquisitions and licensing. At Astra, he served on the Executive Committee and was a member of the Management Advisory Board. Mr. Ianelli received a B.A. in Biology from Marist College, a M.A. in Biology from the State University of New York and an M.B.A. from Iona College.



     WELLINGTON A. EWEN, C.P.A., M.B.A has been the Company's Chief Financial Officer since April 1998. From 1988 to the present, Mr. Ewen has been the owner and manager of Wellington A. Ewen & Associates, a business consulting firm in Malibu, California. He has acted as a financial and
accounting officer for various businesses during that time.   Prior to
that, Mr. Ewen served as senior manager at the public accounting firms of Coopers & Lybrand, Los Angeles, California and Arthur Andersen & Co., New York, New York. Mr. Ewen is a C.P.A. in the states of New York and California and has earned M.B.A. and B.S. degrees from Cornell University.


SCIENTIFIC AND MEDICAL ADVISORY BOARD

     Our Board of Directors has established a Scientific and Medical Advisory Board to advise and consult with us as may be requested by the Board from time-to-time. We pay the members of our Scientific and Medical Advisory Board $1,500 per meeting, as well as reimbursement for any expenditures incurred on our behalf. In connection with their appointment to the Scientific and Medical Advisory Board, in June 1998, each member was also granted options to purchase 3,000 shares of our common stock, exercisable at $1.50 per share, vesting at the rate of 1,000 shares per year over a three year period. Currently, the Scientific and Medical Advisory Board consists of the following:

     ARTHUR HULL HAYES, JR., M.D., since 1991, has been Vice Chairman and Medical Director, Nelson Communications, Inc. and the President of MediScience Associates, Inc., the regulatory/medical consulting division of Nelson Communications. From 1981 to 1983, Dr. Hayes was appointed the Commissioner of the FDA during which time he was also Assistant Surgeon General. He was named Provost and Dean at the New York Medical College from 1983 to 1986, where he also served as Professor of Medicine and Pharmacology from 1983 to 1999. From 1986 to 1991, Dr Hayes was the president and chief executive officer and member of the board of directors of EM Pharmaceuticals, Inc., a North American subsidiary of E. Merck, Darmstadt, Germany. He is a Diplomate of the American Colleges of Physicians, Cardiology, and Chest Physicians, the American Academy of Pharmaceutical Physicians, the New York Academy of Medicine and the Royal College of Medicine. He has published numerous scientific and public policy articles.

     GERHARD LEVY, Pharm.D., is University Distinguished Professor of Pharmaceutics Emeritus (active) at the State University of New York at Buffalo School of Pharmacy, where he has served since 1998. From 1958 to date, Dr. Levy has authored over 550 publications. He has consulted for the United States Food and Drug Administration and has consulted for the World Health Organization.

He has received awards for scientific achievement and excellence, including the first Lifetime Achievement in the Pharmaceutical Science Award of the International Pharmaceutical Federation.

     WILLIAM CHARLES MCMASTER, M.D., has been Clinical Professor in the Department of Orthopeadic Surgery at the University of California, Irvine since 1984. He also has a private practice in Orange, California. He is a member of the American Orthopeadic Association and the American Orthopedic Society for Sports Medicine. He has held numerous elected offices in the California Orthopedic Association, the American Academy of Orthopedic Surgery and the Western Orthopaedic Association. He is a fellow of the American College of Surgeons and a founding member of the Society for Biomaterials and Association for Arthritic Hip and Knee Surgery. Dr. McMaster has published numerous publications and presentations in sports medicine and orthopedic surgery.

     LESTER A. MITSCHER, Ph.D. has been University Distinguished Professor, Department of Medicinal Chemistry at the University of Kansas since 1975. Dr. Mitscher has consulted with numerous pharmaceutical companies, including Proctor and Gamble, Panax Laboratories, Abbott Laboratories, G.D. Searle, Sandoz Laboratories, and DuPont Merck Labs over the last 31 years. He served (1981 - 1984) as chairman of the Biological and Natural Products Section of the National Institute of Health, chairman of the Hematology and Chemotherapy Study Section of the American Cancer Society (1989 - 1994) and chairman of the Cooperative Drug Screening Program of the International Organization for Chemistry in Development, World Health Organization. Dr. Mitscher has authored several books and over 235 original papers and book chapters.

     KENNETH LLOYD MELMON, M.D., has been Professor of Medicine and Pharmacology since 1978 and is an Associate Dean for Postgraduate Medical Education at the Stamford University School of Medicine. Dr. Melmon has authored numerous original papers and book chapters. He has been a member of the National Research Council of the Institute of Medicine (1990) the Committee on Technological Innovation in Medicine of the National Academy of Science (1990 - 1993) and the National Board of Medical Examiners. (1989-1996).

                       SUMMARY COMPENSATION TABLE

     The following table provides certain summary information concerning compensation paid to our Chief Executive Officers for the calendar years 1998 and 1999. No officer was paid compensation for services in excess of $100,000 per year for either year.

                                                         Long Term
                                                     Compensation Awards
                                                     -------------------
                                                     Restricted
                                Annual Compensation    Stock    Options &     Other
Name and Position        Year   Salary($)   Bonus($)   Awards     SARs     Compensation
-----------------        ----   ---------   --------   ------     ----     ------------


Thomas G. Tachovsky,     1999   22,051      -0-        -0-      400,000      -0-
President and CEO
since 11/99(1)


Donald Hunter,           1999    -0-        -0-        -0-      277,500      -0-
CEO from 5/99 to 11/99(2)


Higgins D. Bailey,       1998   95,833      -0-        -0-        -0-        -0-
Chairman and CEO from
1/98 until 9/98(3)


A. Thomas Tenenbaum,     1998    -0-        -0-        -0-        -0-        -0-
CEO until 1/15/1998

__________________________________

(1) Dr. Tachovsky received options to purchase 400,000 shares of our common stock at $5.00 per share of which 100,000 shares are exercisable upon completion of the first Phase III trial; 150,000 shares upon submission of the NDA and 150,000 shares upon approval of the NDA. The options expire five years from the date they become exercisable.

(2) Mr. Hunter received options to purchase 217,500 shares of our common stock at $4.00 per share, exercisable for five years from date of grant, as compensation for services performed for us during the period of July 1, 1998 through November 30, 1999. In August 1999, we also granted Mr. Hunter options to purchase 120,000 shares of our common stock, exercisable at $4.00 per share for a period of five years, as a bonus for services rendered.

(3) Dr. Bailey's employment agreement terminated January 15, 1999.  During
1999, Dr. Bailey received options to purchase 107,500 shares of our common stock at $4.00 per share, exercisable for five years from date of grant, as compensation for services performed for us during the period from January
15, 1999 through September 1, 1999.  In August 1999, we also granted Dr.
Bailey options to purchase 120,000 shares of our common stock, exercisable at $4.00 per share for a period of five years, as a bonus for services rendered.


OPTIONS GRANTED TO DIRECTORS AND EXECUTIVE MANAGEMENT

     In 1998 our directors were granted a total of 240,000 options to purchase common stock at $3.00 per share for a period of ten years. In 1998 and 1999 our executive management was granted a total of 610,000 options to purchase common stock at $4.00 per share for a period of five years. In 1999 our Chief Executive Officer and President was granted 400,000 options to purchase common stock at $5.00 per share. The options are subject to vesting on performance standards being met and are exercisable for a period of five years.

DIRECTOR COMPENSATION

     Our directors do not receive cash compensation for services as directors, although they are reimbursed for out-of-pocket expenses in attending board of directors' meetings. Each non-salaried director receives options to purchase 20,000 shares of our common stock for each year of service as a director.

STOCK COMPENSATORY PLAN

     In September 1998 our board of directors authorized an employee stock-based compensation plan, the 1998 Stock Compensatory Plan, which provides for the grant of options intended to qualify as "incentive stock options" or "nonqualified stock options" within the meaning of Section 422 of the United States Internal Revenue Code of 1986 (the "Code"), as well as stock bonus shares. Incentive stock options are issuable only to employees. The purposes of the plan are to attract and retain the best available personnel, to provide additional incentives to our employees, and to promote the success of our business.

     We have reserved 300,000 shares of common stock for issuance under the plan, which is administered by the entire board of directors. Under the plan, the board of directors determines which individuals will receive options or bonus shares, the time period during which options may be partially or fully exercised, the number of shares of common stock that may be purchased under each option and the option price. Options granted under the plan are generally exercisable for a period of ten years from the date of grant at an exercise price not less than the fair market value of the shares at the date of grant. Options granted under the plan generally vest over a one to three year period from the date of the grant. To date, we have issued 8,031 bonus shares for services and granted no options under the plan.


NON-QUALIFIED STOCK OPTIONS GRANTED TO EXECUTIVE OFFICERS DURING 1999

     The following table sets forth certain information regarding grants of stock options to our Executive Officers who received stock options during 1999. The fair value of the option grant was estimated on the date of the grant utilizing the Black-Scholes option pricing model with the following assumptions: 51% to 100% volatility, five year life, risk free rate of return of 5.5% to 6.2% and a 0% dividend yield. None of the following options have been exercised.


                      Number of      % of Total
                      Securities      Options                          Grant Date
                      Underlying     Granted to  Exercise    Grant      Present
    Name               Options       Employees   Price($)    Date        Value
    ----               -------       ---------   --------    ----        -----
                       Granted
                       -------

Higgins D. Bailey       217,500        25%        $4.00      2/99 -     $  680,000
                                                            11/99

Donald Hunter           217,500        25%        $4.00      2/99 -     $  680,000
                                                            11/99

Thomas G. Tachovsky     400,000        47%        $5.00     11/99       $1,260,000

Wellington Ewen          20,000         2%        $4.00      6/99       $   60,000


                         PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the holdings of common stock (1) by each person who, as of February 28, 2000 holds of record or is known by us to hold beneficially or of record, more than 5% of our common stock, (2) by each executive officer and director, and (3) by all officers and directors as a group. The address of each person is our address at 45926 Oasis Street, Indio, California 92201. The beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock issuable on exercise of currently exercisable or convertible securities or securities exercisable or convertible within 60 days after the date of this prospectus are deemed beneficially owned and outstanding for computing the percentage owned by the person holding such securities, but are not considered outstanding for computing the percentage of any other person.

                                             Percentage of Shares
                             Number of       Beneficially Owned
                              Shares         -------------------
                           Beneficially       Before       After
Name of Beneficial Owners     Owned          Offering    Offering
-------------------------     -----          --------    --------
Thomas G. Tachovsky             -0-(1)          0.0         0.0

Higgins D. Bailey         1,711,593(2)         22.3        21.7

Thomas T. Anderson        1,404,093(3)         19.0        18.5

Caroline T. Somers          862,793            11.7        11.4

James E. Wynn               493,085(4)          6.7         6.5

Daniel L. Azarnoff           79,444(5)          1.1         1.0

Donald Hunter               548,000(6)          7.0         6.8

All directors and
executive officers as
 a group (5 persons)      2,832,122            34.4        33.6
___________________
(1) Does not include up to 400,000 shares issuable upon exercise of stock options, none of which are vested.
(2) Includes 1,404,093 shares owned in joint tenancy with Shirley A. Bailey, the spouse of Dr. Bailey, and 307,500 shares that are issuable upon exercise of stock options.
(3) Held of record by Dr. Bailey as security for a loan made by Mr. Bailey to Mr. Anderson.
(4) Represents 433,085 shares which are owned in joint tenancy with Joyce Wynn, the spouse of Dr. Wynn, 25,000 shares held solely by Joyce Wynn, and 35,000 shares that are issuable upon exercise of stock options.
(5) Represents the following shares issuable upon exercise of stock options: options to purchase 35,000 shares granted to Dr. Azarnoff; and, options to purchase an aggregate of 133,332 shares granted to Western Center for Clinical Studies, which are fully vested, of which 44,444 shares are attributable to Dr. Azarnoff who owns 1/3 of the voting shares.
(6) Of these shares, 35,500 shares are held in the name of Deloras Decker Hunter, Trustee of the Deloras Decker Hunter Generation Skipping Trust. Deloras Decker Hunter is the spouse of Mr. Hunter and Mr. Hunter is deemed to have voting control over these 35,500 shares. In addition, includes 432,500 shares that are issuable upon exercise of stock options.

              RELATED PARTY AND OTHER MATERIAL TRANSACTIONS

     During 1996 and 1997, we were advanced an aggregate of $83,873 by Higgins D. Bailey, our former President, current Chairman and a principal stockholder. These advances were paid in full January 1998.

     We sublease approximately 800 square feet of office space from Thomas
T. Anderson, one of our principal stockholders. The rent on the sublease is $800 per month. We believe this is a competitive lease rate for similar real estate in the area where the office is located.

     On January 15, 1998, we converted $1,710,487 of long-term debt and accrued interest incurred for cash advances and past services associated with research and development into 1,710,487 shares of our redeemable 8% non-voting, non-cumulative Series A Preferred Stock at $1.00 per share.
The debt was owed to Higgins D. Bailey, Thomas T. Anderson and Lowell Somers.


     We owed Dr. James E. Wynn $1,500,000 for research and development services provided from 1984 through 1997 as evidenced by an 8% Note due December 31, 2000. In January 1998 we converted this obligation to 1,500,000 shares of our non-voting, non-cumulative redeemable 8% Series A preferred stock, valued at $1.00 per share. In addition, in December 1997, certain of our stockholders contributed shares of our common stock to Dr. Wynn for research and development services (259,042 shares valued at $712,000, or $2.75 per share). The expense and related capital contributions were reflected at December 31, 1997. Dr. Wynn was subsequently appointed one of our directors in February 1998.

     In January 1998, we granted Dr. Wynn a non-exclusive right for three years to develop both improved products and new products from our proprietary and confidential information. Improved products are those that contain the same active ingredients as Esterom(R) solution, but that are formulated differently. New products are those which are developed from cocaine or a derivative and are separately patentable. We will have all rights to the improved and new products. Dr. Wynn will receive a two percent royalty on the net commercial sales of any improved products he develops. The royalty percentage on any new products he develops is to be determined through negotiation. If agreement is not reached, the royalty is to be determined by an arbitrator with pharmaceutical industry experience.

     In April 1998 we entered into an agreement, as amended July 21, 1999, with Western to assist us in completing the Phase III study and new drug application phase for FDA approval of Esterom(R) solution for limited range of motion associated with shoulder injuries and disorders. We are paying $880,400 over the period from April 1998 through January 5, 2001, and $76,400 per quarter commencing January 2001 and continuing until NDA submission. We also granted Western options to purchase an aggregate of 450,000 shares of our common stock at $1.50 per share for a term of five
years.  The options vest at various times based upon performance.   Daniel
L. Azarnoff, M.D.,  a director of  Entropin is also a director of Western.

     In November 1999, we entered into an agreement with Western to assume our obligations under our agreement with Therapeutic Management, Inc. to perform tasks required to comply with FDA regulations applicable to the conduct, coordination and management of the first Phase III trial. Among other things, WCCS is to select investigators, train clinical site personnel, maintain the master file of all pre-study and study documents, and prepare the Study Report to be submitted to the FDA. We will pay Western approximately $350,000 based on completion of certain project goals.


     These transactions are believed to be as favorable as obtainable from third parties and were approved by directors who did not have an interest in the transactions. However, at the time of the transactions we did not have any independent disinterested directors to ratify the transactions. All future material related party transactions and loans will be made or entered into on terms that are no less favorable than those that can be obtained from non-related third parties. In addition, all future material related party transactions and loans, and any forgiveness of loans, must be approved by a majority of our independent directors who do not have an interest in the transactions and who have access, at our expense, to our legal counsel or to independent legal counsel.


                        DESCRIPTION OF SECURITIES

     Our authorized capital stock consists of 50,000,000 shares of common stock, $.001 par value per share, and 10,000,000 shares of preferred stock, $.001 par value per share.

COMMON STOCK


     At February 28, 2000 there were 7,382,280 shares of common stock outstanding held of record by 406 stockholders. Each share of common stock is entitled to one vote on all matters submitted to a vote of the stockholders, and cumulative voting is not permitted. Upon issuance, shares of common stock are not subject to further assessment or call. Subject to the prior rights of any series of preferred stock that may be issued by us, holders of common stock are entitled to receive ratably such dividends that may be declared by the board of directors out of funds legally available therefor and are entitled to share ratably in all assets remaining after payment of liabilities in the event of our liquidation, dissolution or winding up. Holders of common stock have no preemptive rights or rights to convert their common stock into any other securities. All outstanding shares of common stock are, and all shares of common stock to be outstanding upon completion of this offering will be, fully paid and nonassessable.


WARRANTS

     Each warrant will entitle the holder to purchase one share of common stock at an exercise price of $______ per share (150% of the initial public offering price of the shares). The warrants will generally be exercisable at any time for five years after the date of this prospectus, unless earlier redeemed. The warrants are redeemable by us, at a price of $0.25 per warrant:

     *    upon 30 days' prior written notice;

     *    no earlier than one year from the date of this prospectus; and then

     * only if the closing bid price of the common stock equals or exceeds $______ (200% of the initial public offering price of the shares), per share for the 10 consecutive trading days immediately preceding the date of notice of redemption.

     If we give notice of our intention to redeem, a holder must either:

     * sell or exercise the warrants before the date specified in the redemption notice; or

     *    accept the redemption price.

     The warrants will be issued in registered form under a warrant agreement between us and Corporate Stock Transfer, Inc., as warrant agent. The shares of common stock underlying the warrants, when issued upon exercise of a warrant, will be fully paid and nonassessable. We will pay any transfer tax incurred as a result of the issuance of common stock to the holder upon its exercise.

     The warrants contain provisions that protect the holders against dilution by adjustment of the exercise price. These adjustments will occur if there is a merger, stock split or reverse stock split, stock dividend or recapitalization and they could occur in other situations. We are not required to issue fractional shares upon the exercise of a warrant. The holder of a warrant will not possess any rights as our shareholder until he or she exercises the warrant.

     A warrant may be exercised by surrendering the warrant certificate

     * on or before the expiration or redemption date of the warrant at the offices of the warrant agent; with

     * the form of "Election to Purchase" on the reverse side of the warrant certificate completed and executed as indicated; and

     * payment of the exercise price by certified or bank check payable to the order of Entropin, Inc. for the number of shares for to which the warrant is being exercised.

In order for a holder to exercise the warrants, there must be

     * a current registration statement in effect with the Securities and Exchange Commission; and,

     * qualification in effect under applicable state securities laws or applicable exemptions from state qualification requirements, with respect to the issuance of common stock or other securities underlying the warrants.

      We have agreed to use all commercially reasonable efforts to cause a registration statement with respect to such securities under the Securities Act to be filed and to become and remain effective in anticipation of and before the exercise of the warrants and to take such other actions under the laws of various states as may be required to cause the sale of common stock or other securities upon exercise of warrants to be lawful. We will not be required to honor the exercise of warrants if, in the opinion of our board of directors with the advice of counsel, the sale of securities upon exercise would be unlawful.

     For the life of the warrants, the holders have the opportunity to profit from a rise in the market price of the common stock without assuming the risk of ownership of the shares of common stock underlying the warrants. The warrant holders may be expected to exercise their warrants at a time when we would, in all likelihood, be able to obtain any needed capital by an offering of common stock on terms more favorable than those provided for by the warrants. Furthermore, the terms on which we could obtain additional capital during the life of the warrants may be adversely affected.

OTHER OPTIONS, WARRANTS AND CONVERTIBLE SECURITIES

     We have outstanding options and warrants to purchase an aggregate of 3,621,182 shares of our common stock, at exercise prices ranging from $1.50 to $5.00 per share and expiration dates ranging from July 2004 to February 2008. Additionally, there are 230,500 shares issuable upon conversion of the Series B preferred stock.

PREFERRED STOCK

     Our Board of Directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the powers, designations, preferences and relative, participation, option or other rights thereof, including dividend rights, conversion rights, voting rights, redemption terms, liquidation preferences, sinking fund terms and the number of shares constituting any series. The issuance of preferred stock in certain circumstances may have the effect of delaying, deferring or preventing a change in control of our company, may discourage bids for our common stock at a premium over the market price of the common stock, and may adversely affect the market price of, and the voting and other rights of the holders of the common stock.

     Our Board of Directors has designated 3,210,487 shares of preferred stock as Series A redeemable non-voting preferred stock, of which all were issued to four holders of record in exchange for our promissory notes and deferred compensation. Series A preferred stock is designated as redeemable eight (8%) percent non-cumulative non-voting preferred stock and redeemable only from 20% of annual "Earnings", but not to exceed "Net Cash Flow from Operating Activities" as those terms are defined under GAAP. The Series A preferred stock will be automatically canceled on January 16, 2005, if not fully redeemed within that time period.

     Our Board of Directors has designated 400,000 shares of preferred stock as convertible Series B redeemable non-voting preferred stock, of which 245,500 shares were issued and 230,500 shares remain outstanding held by 33 holders of record. Series B preferred stock is designated as redeemable ten (10%) percent cumulative non-voting preferred stock with $.001 par value and convertible on a one for one basis into common stock. At our election, annual dividends may be paid in cash and/or in shares of our common stock, at the rate of one share of common stock for each $5.00 in
accrued dividends.   We may redeem at any time, in whole or in part based
on a pro rata basis with other holders of the Series B preferred stock, the outstanding Series B preferred stock upon 30 days' notice at $5.00 per share plus accrued and unpaid dividends from the date of issuance up to the expiration date. All issued and outstanding Series B preferred stock must be redeemed in full on or before July 15, 2003.


     We will not offer preferred stock to officers, directors or holders of 5% or more of our securities except on the same terms as offered to all other existing shareholders or new shareholders, or unless the issuance of preferred stock is approved by a majority of our independent directors who do not have an interest in the transaction and who have access, at our expense, to our legal counsel or to independent legal counsel.


STOCK TRANSFER AGENT

     Corporate Stock Transfer, Inc., Denver, Colorado is our transfer agent. The transfer agent's address is 3200 Cherry Creek Drive South,
Suite 430, Denver, Colorado 8020, and its telephone number is (303) 282-4800.

LIMITATIONS ON DIRECTORS' AND OFFICERS' LIABILITY

     Our Amended Articles of Incorporation limit the liability of directors to stockholders for monetary damages for breach of a fiduciary duty except in the case of liability: (i) for any breach of their duty of loyalty to us or our stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful distributions as provided in Section 7-108-403 of the Colorado Business Corporation Act; or (iv) for any transaction from which the director derived an improper personal benefit.

     Our Articles of Incorporation and Bylaws provide for the indemnification of our directors and officers to the maximum extent permitted by law, including Section 7-109-102 of the Colorado Business Corporation Act, against all liability and expense (including attorneys' fees) incurred by reason of the fact that the officer or director served in such capacity, or in a certain capacity for another entity at our request.
Section 7-109-102 of the Colorado Business Corporation Act provides generally for indemnification of directors against liability incurred as a result of actions, suits or proceedings if they acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interests.

                     SHARES ELIGIBLE FOR FUTURE SALE


     We presently have outstanding 7,382,280 shares of common stock of which 6,028,082 shares are free trading. However, we entered into lock-up agreements with our officers and directors and 5% stockholders which, except for 65,000 shares, requires that all remaining 4,184,621 shares of common stock owned by such persons may not be sold for a period of one year following the date of this prospectus without the prior written consent of the representatives.

     We have agreed to register 711,200 shares of common stock under the Securities Act of 1933, on behalf of certain stockholders. We may be required to file a registration statement as soon as practicable from the date of the closing of this offering, at our expense, under the Securities Act, with respect to these shares of common stock, and to use our best efforts to effect the registration, subject to some conditions and limitations. At such time as these shares may be registered, they will be free trading. If we propose to register any of our securities under the Securities Act, either for our own account or for the account of other security holders, the holders of registration rights will be entitled to notice of the registration and will be entitled to include, at our expense, their shares in the registration


     We have issued 1,354,198 shares of common stock which are "restricted" shares subject to restrictions upon resale under Rule 144 under the Securities Act. In general, under Rule 144, as currently in effect, any person (or persons whose shares are aggregated), including persons deemed to be affiliates, whose restricted securities have been fully paid for and held for at least one year from the later of the date of payment therefor to us or acquisition thereof from an affiliate, may sell such securities in brokers' transactions or directly to market makers, provided that the number of shares sold in any three month period may not exceed the greater of 1% of the then outstanding common stock or the average weekly trading volume of the common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain notice requirements and the availability of current public information about us. After two years have elapsed from the later of the issuance of restricted securities by us or their acquisition from an affiliate, such securities may be sold without limitation by persons who are not affiliates under Rule 144. The 1,354,198 shares of restricted stock become eligible for sale at various times during the period April through September 2000, with 35,500 shares subject to the lock-up agreement described above.


     Sales of substantial amounts of common stock by our stockholders under Rule 144 or otherwise, or even the potential for such sales, are likely to have a depressive effect on the market price of the shares of common stock and warrants and could impair our ability to raise capital through the sale of our equity securities.

                              UNDERWRITING


     The underwriters named below for whom Neidiger, Tucker, Bruner, Inc. and Westport Resources Investment Services, Inc. are acting as representatives, have severally agreed, under the terms and conditions of an underwriting agreement with us and the underwriters, to purchase from us, and we have agreed to sell to them, the number of shares and warrants set forth in the table below at the prices set forth on the cover page of this prospectus.

    Underwriters                      Number of Shares    Number of Warrants
    ------------                      ----------------    ------------------

    Neidiger, Tucker, Bruner, Inc.

    Westport Resources Investment
      Services, Inc.

        TOTAL

     If any shares and warrants are purchased, the underwriters are committed to purchase all of the 2,000,000 shares and warrants offered by this prospectus, but not the 300,000 shares and the 300,000 warrants subject to the over-allotment option. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriters may be increased or this offering may be terminated.


     Once the underwriters have purchased the shares and warrants at the public offering prices of $______ per share and $______ per warrant less the 8% underwriting discount, they will offer the shares and warrants in units consisting of one share and one warrant to the public at the public offering prices and to other broker-dealers who are members of the selling group at that price minus a concession of $______ per share and $______ per warrant. The underwriters and selling group members may allow a discount of $______ per share and $______ per warrant on sales to other broker-dealers, including the underwriters. After the public offering of the shares and warrants, the public offering price, the concessions to selling group members and the discount to other broker-dealers may be changed by the representatives.


     We have granted the underwriters an option, expiring at the close of business 45 days after the date of this prospectus, to purchase up to 300,000 additional shares and 300,000 additional warrants from us on the same terms as apply to the sale of the shares and warrants set forth above. The underwriters may exercise the option only to cover over-allotments incurred in the sale of the shares and warrants.


     The representatives have informed us that they do not expect the underwriters to confirm sales of shares and warrants on a discretionary basis.


     The following table summarizes the discounts and estimated expenses that we will pay to the underwriters:

                                                                           TOTAL
                                                                    --------------------

                                                  PER        PER                WITHOUT
                                                  ---        ---    WITH OVER-   OVER-
                                                 SHARE     WARRANT  ALLOTMENT  ALLOTMENT
                                                 -----     -------  ---------  ---------

Underwriting discounts and commissions
   (8% of the offering price). . . . . . . . . .


Nonaccountable expense allowance
   payable by us (3% of the offering price). . .


     We have also agreed to issue to the representatives warrants that entitle the holder to purchase up to 200,000 shares at an exercise price of $______ per share and to purchase up to 200,000 warrants to purchase 200,000 shares at $______ per share. The representatives' warrants may not be exercised for at least one year and will be restricted from sale, transfer, assignment, or hypothecation for a period of five years from the effective date of the offering, except to officers or partners (not directors) of the representatives and members of the selling group and/or their officers or partners. The representatives' warrants are not redeemable by us. We have agreed to maintain an effective registration statement with respect to the issuance of the securities underlying the representatives' warrants, if necessary, to allow their public resale without restriction, at all times during the period in which the representatives' warrants are exercisable, beginning one year after the date of this prospectus. Such securities are being registered on the registration statement of which this prospectus is a part.


     The underwriting agreement provides for indemnification between us and the underwriters against some liabilities, including liabilities under the Securities Act of 1933 and for contribution by us and the underwriters to payments that may be required to be made in respect of those liabilities. Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors, officers and controlling persons under the agreement between us and the underwriters, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


     We have agreed that, for a period of one year following the completion of this offering, we generally will not offer, sell, contract to sell, grant any option for the sale or otherwise dispose of any of our common stock without the consent of the representatives. Our officers, directors and the holders of 5% or more of our outstanding common stock (aggregating 4,184,621 shares) have agreed that for a period of one year following the date of this prospectus, they will not offer, sell, contract to sell, grant any option for the sale or otherwise dispose of any of our common stock, other than intra-family transfers or transfers to trusts for estate planning purposes, without the consent of the representatives, which will not be unreasonably withheld.


     We have applied for listing of our common stock and warrants on the Nasdaq SmallCap Market. If listing is approved, our common stock will trade under the symbol "ETOP" and our warrants will trade under the symbol "ETOPW".

     Prior to this offering, our common stock has traded on the NASD OTC Bulletin Board and there has been no public market for our warrants. Stock that trades on the OTC Bulletin Board can experience a relatively inactive trading market, or low trading volume, high volatility and/or trading prices that may not bear any reasonable relationship to the financial condition or book value of the company.

     We can offer no assurances that the public offering price will correspond to the price at which the common stock and warrants will trade in the public market subsequent to the offering or that an active trading market for the common stock and warrants will develop and continue after the offering.


     The representatives on behalf of the underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934.


     * Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

     * Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

     * Syndicate covering transactions involve purchases of the common stock and warrants in the open market after the distribution has been completed in order to cover syndicate short positions.


     * Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the shares and warrants originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.


     These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the common stock and warrants to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on the Nasdaq SmallCap Market or otherwise and, if commenced, may be discontinued at any time.

                              LEGAL MATTERS


     Certain legal matters with respect to the validity of the common stock and the warrants to purchase common stock offered hereby will be passed upon for us by Brenman Bromberg & Tenenbaum, P.C., Denver, Colorado. Members of the firm of Brenman Bromberg & Tenenbaum, P.C. own 59,855 shares of our common stock. A. Thomas Tenenbaum, a director of Brenman Bromberg
& Tenenbaum, P.C., was our CEO prior to our merger with old Entropin. The Law Office of Gary A. Agron, Englewood, Colorado has acted as counsel to the representatives in connection with this offering.


                                 EXPERTS


     The financial statements for the years ended December 31, 1999 and 1998, and for the period from August 27, 1984 (inception) to December 31, 1999, included in this prospectus and Registration Statement have been audited by Causey Demgen & Moore Inc., independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                         ADDITIONAL INFORMATION

     We have filed with the SEC a registration statement on Form SB-2 under the Securities Act with respect to the shares and warrants offered. This prospectus omits some information contained in the registration statement and the exhibits, as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, you should review the registration statement and its exhibits, which may be inspected, without charge, at the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional office of the SEC located at 7 World Trade Center, Suite 1300, New
York, NY 10048.   Copies of all or any portion of the Registration
Statement may be obtained from the Public Reference Section of the SEC, upon payment of prescribed fees. The SEC maintains a World Wide Web site that contains reports, proxy and information statements and other information about registrants that file electronically with the SEC, including the registration statement. The address of the SEC's World Wide Web site is http://www.sec.gov.

                                 ENTROPIN, INC.


                          INDEX TO FINANCIAL STATEMENTS



AUDITED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1999:

   Report of Independent Certified Public Accountants                        F-2

   Balance Sheets as of December 31, 1998 and 1999                           F-3

   Statements of Operations  for Years Ended December 31, 1998
   and 1999, and for the Period from August 27, 1984 (Inception)
   Through December 31, 1999                                                 F-5

   Statements of Changes in  Stockholders'  Equity (Deficit)
   For the Period from August 27, 1984 (Inception) Through
   December 31, 1999                                                         F-6

   Statements of Cash Flows For Years Ended  December 31, 1998
   and 1999, and for the Period from August 27, 1984 (Inception)
   Through December 31, 1999                                                 F-9

   Notes to Financial Statements December 31, 1998 and 1999                 F-11

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



   The Board of Directors and Stockholders
   Entropin, Inc.


   We have audited the accompanying balance sheet of Entropin, Inc. (a development stage company) as of December 31, 1998 and 1999, and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the years then ended and for the period from August 27, 1984 (inception) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Entropin, Inc. as of December 31, 1998 and 1999 and the results of its operations and its cash flows for the years then ended and for the period from August 27, 1984 (inception) through December 31, 1999, in conformity with generally accepted accounting principles.

   The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage and has been primarily involved in research and development activities, resulting in significant losses and an accumulated deficit at December 31, 1999 of $12,640,814 These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


   Denver, Colorado                                   CAUSEY DEMGEN & MOORE INC.
   February 4, 2000

                                   ENTROPIN, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEET
                           December 31, 1998 and 1999

                                     ASSETS

                                                         1998         1999
                                                         ----         ----
Current assets:
   Cash and cash equivalents                          $  445,333   $2,260,526

Property and equipment, at cost:
   Leasehold improvements                                 72,187       61,437
   Office furniture and equipment                         15,518       23,855
                                                      ----------   ----------

                                                          87,705       85,292

   Less accumulated depreciation                          (5,006)     (23,429)
                                                      -----------  -----------

     Net property and equipment                           82,699       61,863

Other assets:
   Deposits                                               12,261       12,261
   Deferred stock offering costs (Note 5)                      -      169,425
   Patent costs, less accumulated amortization of
     $59,600 (1998) and $82,019 (1999)                   295,316      321,150
                                                      ----------   ----------

      Total other assets                                 307,577      502,836
                                                      ----------   ----------

                                                      $  835,609  $ 2,825,225
                                                      ==========  ===========


                            See accompanying notes.
                                      F-3

                                   ENTROPIN, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEET
                           December 31, 1998 and 1999

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                                                         1998         1999
                                                         ----         ----
Current liabilities:
   Accounts payable                                   $   59,141   $  199,042
   Accounts payable - related parties                     11,314      123,763
                                                      ----------   ----------
     Total current liabilities                            70,455      322,805

Deferred royalty agreement (Note 7)                      169,783      184,071

Commitments and contingencies (Notes 1 and 7)

Series  A  redeemable  preferred  stock,
   $.001  par  value;   3,210,487  shares
   authorized, issued and outstanding,
   $1 per share redemption value (Note 4)              3,210,487    3,210,487

Series B redeemable convertible preferred stock,
   $.001 par value; 400,000 shares authorized,
   245,500 (1998) and 230,500 (1999) shares
   issued and outstanding, $5.00 per share
   redemption value (Note 4)                           1,142,750    1,093,175

Stockholders' equity (deficit) (Note 5):
   Preferred stock, $.001 par value; 10,000,000
     shares authorized, Series A and B reported
     above                                                     -            -
   Common stock, $.001 par value; 50,000,000 shares
     authorized, 6,000,051 (1998) and 7,382,280
     (1999) shares issued and outstanding                  6,000        7,382
  Additional paid-in capital                           7,474,210   13,866,412
   Deficit accumulated during the development stage   (7,578,802) (12,640,814)
   Unearned stock compensation                        (3,659,274)  (3,218,293)
                                                      ----------   ----------
     Total stockholders' equity (deficit)             (3,757,866)  (1,985,313)
                                                      ----------   ----------

                                                      $  835,609   $2,825,225
                                                      ==========   ==========


                            See accompanying notes.
                                      F-4

                                   ENTROPIN, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
                 For the Years Ended December 31, 1998 and 1999
 and for the Period from August 27, 1984 (Inception) through December 31, 1999



                                                                    Cumulative
                                                                  amounts from
                                             1998        1999       inception
                                             ----        ----     ------------
Costs and expenses:
   Research and development (Note 5)    $  906,719  $ 1,743,837  $  6,597,410
   General and administrative (Note 5)   1,844,575    3,211,809     5,626,639
   Rent-related party (Note 2)              12,314        6,000        18,314
   Depreciation and amortization            24,306       40,842       122,516
                                       -----------  -----------  ------------

    Operating loss                      (2,787,914)  (5,002,488)  (12,364,879)

Other income (expense):
   Interest income                          24,738       64,888        89,626
   Interest expense                         (1,451)      (1,662)     (242,811)
                                       -----------  -----------  ------------

    Total other income (expense)            23,287       63,226      (153,185)
                                       -----------  -----------  ------------

Net loss (Note 3)                       (2,764,627)  (4,939,262)  (12,518,064)

Accrued dividends applicable to Series
   B preferred stock (Note 4)              (56,260)    (119,300)     (175,560)
                                       -----------  -----------  ------------

Net loss applicable to common share-
   holders                             $(2,820,887) $(5,058,562) $(12,693,624)

Basic net loss per common share
  (Note 6)                                  $ (.47)     $ (.75)       $ (2.36)
                                       ===========  ==========   ============

Weighted average common shares
   outstanding (Note 6)                  5,968,000   6,749,000      5,374,000
                                       ===========   =========   ============

                            See accompanying notes.
                                      F-5



                                   ENTROPIN, INC.
                           (A DEVELOPMENT STAGE COMPANY)
             STATEMENT  OF CHANGES IN  STOCKHOLDERS'  EQUITY  (DEFICIT)
   For the Period from August 27, 1984 (Inception) through December 31, 1999


                                                                                                           Deficit
                                                                                                         accumulated
                                                                 Additional                  Unearned      during the
                                             Common stock          paid-in      Stock         stock       development
                                           Shares       Amount     capital   subscriptions  compensation     stage
                                           ------       ------   ----------  -------------  ------------ ------------

Balance at August 27, 1984 (inception)           -      $    -   $        -   $        -    $          -  $         -

  Sale of common stock for cash
   in 1984 ($.005 per share)               991,800         992        4,008            -               -            -

  Issuance of common stock in exchange
   for services in 1991 ($.005 per
   share)                                3,967,198       3,967       16,033            -               -            -

  Cash contribution from shareholder in
   1991                                          -           -       50,000            -               -            -

  Net loss for the period from inception
   through  December 31, 1994                    -           -            -            -               -   (2,824,221)
                                         ---------      ------   ----------   ----------    ------------ ------------

Balance, December 31, 1994               4,958,998       4,959       70,041            -               -   (2,824,221)

  Cash received for common stock
   subscription                                  -           -            -      150,000               -            -

  Net loss for the year                          -           -            -            -               -     (263,368)
                                         ---------      ------   ----------   ----------    ------------ ------------

Balance, December 31, 1995               4,958,998       4,959       70,041      150,000               -   (3,087,589)

  Sale of common stock for cash ($1.15
   per share)                              261,002         261      299,739     (150,000)              -            -

  Net loss for the year                          -           -            -            -               -     (375,138)
                                         ---------      ------   ----------   ----------    ------------ ------------

Balance, December 31, 1996               5,220,000       5,220      369,780            -               -   (3,462,727)

                         (Continued on following page)
                            See accompanying notes.
                                      F-6



                                  ENTROPIN, INC.
                           (A DEVELOPMENT STAGE COMPANY)
             STATEMENT  OF CHANGES IN  STOCKHOLDERS'  EQUITY  (DEFICIT)
   For the Period from August 27, 1984 (Inception) through December 31, 1999

                        (Continued from preceding page)


                                                                                                           Deficit
                                                                                                         accumulated
                                                                 Additional                  Unearned      during the
                                              Common stock         paid-in      Stock         stock       development
                                           Shares       Amount     capital   subscriptions  compensation     stage
                                           ------       ------   ----------  -------------  ------------ ------------

  Capital contributions                          -           -      927,000            -               -            -

  Net loss for the year                          -           -            -            -               -   (1,351,448)
                                         ---------      ------   ----------   ----------    ------------ ------------

Balance, December 31, 1997               5,220,000       5,220    1,296,780            -               -   (4,814,175)

  Sale of common stock for cash,  $2.75
   per share (Note 5)                      300,000         300      797,810            -               -            -

  Issuance of common stock pursuant to
   recapitalization (Note 5)               480,051         480      219,620            -               -            -

  Unearned stock compensation pursuant
   to issuance of common stock options
   (Notes 5 and 7)                               -           -    5,160,000            -      (5,160,000)           -

  Amortization of unearned stock
   compensation (Note 5)                         -           -            -            -       1,500,726            -

  Net loss for the year                          -           -            -            -               -   (2,764,627)
                                         ---------      ------   ----------   ----------    ------------ ------------

Balance, December 31, 1998               6,000,051       6,000    7,474,210            -      (3,659,274)  (7,578,802)

                         (Continued on following page)
                            See accompanying notes.
                                      F-7



                                 ENTROPIN, INC.
                           (A DEVELOPMENT STAGE COMPANY)
             STATEMENT  OF CHANGES IN  STOCKHOLDERS'  EQUITY  (DEFICIT)
   For the Period from August 27, 1984 (Inception) through December 31, 1999

                        (Continued from preceding page)


                                                                                                           Deficit
                                                                                                         accumulated
                                                                 Additional                  Unearned      during the
                                             Common stock          paid-in      Stock         stock       development
                                           Shares       Amount     capital   subscriptions  compensation     stage
                                           ------       ------   ----------  -------------  ------------ ------------

  Unearned stock compensation pursuant
   to issuance of common stock options
   (Note 5)                                      -           -    2,504,500            -      (2,504,500)           -

  Amortization of unearned stock
   compensation (Note 5)                         -           -            -            -       2,945,481            -

  Issuance of common stock pursuant to
   private placements (Note 5)           1,208,700       1,209    3,366,121            -               -            -

  Conversion of promissory notes to
   common stock (Note 5)                   100,831         101      201,561            -               -            -

  Shares issued from exercise of
   options (Note 5)                         20,000          20       79,980            -               -            -

  Shares issued for services                13,148          12       67,755            -               -            -

  Conversion of Series B preferred
   stock to common stock (Note 4)           15,000          15       74,985            -               -            -

  Shares issued for Series B preferred
   stock dividend (Note 4)                  24,550          25      122,725            -               -     (122,750)

  Accretion to mandatory redemption
   amount for Series B preferred stock           -           -      (25,425)           -               -            -

  Net loss for the year                          -           -            -            -               -   (4,939,262)
                                         ---------      ------   ----------   ----------    ------------ ------------

Balance, December 31, 1999               7,382,280      $7,382  $13,866,412   $        -     $(3,218,293)($12,640,814)
                                         =========      ======  ===========   ==========     ===========  ===========

                            See accompanying notes.
                                      F-8

                                   ENTROPIN, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                              STATEMENT OF CASH FLOWS
                 For the Years Ended December 31, 1998 and 1999
 and for the Period from August 27, 1984 (Inception) through December 31, 1999


                                                                    Cumulative
                                                                      amounts
                                                                       from
                                             1998         1999       inception
                                             ----         ----       ---------
Cash flows from operating activities:
   Net loss                              $(2,764,627) $(4,939,262) $(12,518,064)
   Adjustments to reconcile net loss
    to net cash used in operating
    activities:
     Depreciation and amortization            24,306       40,842       122,516
     IBC partner royalty agreement            14,288       14,288       184,071
     Services contributed in exchange
      for stock and stock options          1,500,726    3,013,248     5,460,974
     Services contributed in exchange
      for compensation agreements                  -            -     2,231,678
     Increase in accounts payable  -
      related party                           11,314      112,449       123,763
     Decrease in accounts receivable -
      shareholder                              5,000            -             -
     Increase (decrease) in accounts
      payable                               (270,672)     139,901       199,042
     Increase in accrued interest                  -            -       169,139
     Other                                         -        1,662         1,793
                                         -----------  -----------  ------------

     Total adjustments                     1,284,962    3,322,390     8,492,976
                                         -----------  -----------  ------------

     Net cash used in operations          (1,479,665)  (1,616,872)   (4,025,088)

Cash flows from investing activities:
   Purchase of property and equipment
    (net)                                    (87,705)       2,413      (102,499)
   Patent costs                              (48,160)     (48,253)     (403,169)
   Deposits                                  (12,261)           -       (12,261)
                                         -----------  -----------  ------------

     Net cash used in investing activities  (148,126)     (45,840)     (517,929)

Cash flows from financing activities:
   Proceeds from recapitalization            220,100            -       220,100
   Deferred stock offering costs              10,746     (169,425)     (169,425)
   Proceeds from sale of common stock        798,110    3,447,330     4,600,440
   Proceeds from sale of preferred stock   1,142,750            -     1,142,750
   Proceeds from stockholder loans                 -            -       809,678
   Proceeds from stockholder advances              -            -        98,873
   Repayments of stockholder advances        (98,873)           -       (98,873)
   Proceeds from convertible notes payable         -      200,000       200,000
                                         -----------  -----------  ------------

     Net cash provided by financing
      activities                           2,072,833    3,477,905     6,803,543
                                         -----------  -----------  ------------

Net increase in cash                         445,042    1,815,193     2,260,526

Cash and cash equivalents at beginning
 of period                                       291      445,333             -
                                         -----------  -----------  ------------

Cash and cash equivalents at end of
 period                                    $ 445,333  $ 2,260,526  $  2,260,526
                                         ===========  ===========  ============

                          (Continued on following page)
                            See accompanying notes.
                                      F-9

                                   ENTROPIN, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                              STATEMENT OF CASH FLOWS
                 For the years ended December 31, 1998 and 1999
and for the Period from August 27, 1984 (inception) through December 31, 1999


                         (Continued from preceding page)

   Supplemental disclosure of cash flow information:

                                                                     Cumulative
                                                                       amounts
                                                                        from
                                               1998       1999        inception
                                               ----       ----      -----------

Cash paid during period for interest          $1,451     $   -          $61,306


   Supplemental disclosure of non-cash financing activities:

   Pursuant to an agreement with an IBC limited partner, the Company has accrued a liability totaling $184,071 at December 31, 1999 for advance royalties due to the individual (see Note 7).

   On January 15, 1998, the Company issued 3,210,487 shares of Series A preferred stock in exchange for an aggregate $1,710,487 of notes payable to shareholders plus accrued interest and a $1,500,000 compensation agreement.

   During 1998 and 1999, the Company entered into several stock option agreements with persons and entities that have contributed services to the Company. In accordance with Statement of Financial Accounting Standards 123, the Company has recorded deferred compensation related to these agreements totaling $5,160,000 and $2,504,500 and has amortized compensation expense totaling $1,500,726 and $2,945,481, during 1998 and 1999, respectively. These stock option agreements are described more fully in Note 5.

   During 1999, the Company converted note payable agreements with outstanding principal and interest balances totaling $201,662 into 100,831 shares of common stock.

   During 1999, the Company issued 13,148 shares of common stock for services totaling $67,767.

   In 1999, the Company issued 24,550 shares of common stock valued at $5.00 per share as payment of accrued dividends on Series B preferred stock.




                             See accompanying notes.
                                      F-10

                                   ENTROPIN, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                           NOTES TO FINANCIAL STATEMENTS
                             December 31, 1998 and 1999




1. Organization and summary of significant accounting policies

   Organization:

   Entropin, Inc., a Colorado corporation, was organized in August 1984, to be a pharmaceutical research company developing Esterom(R) solution, a topically applied compound for the treatment of impaired range of motion associated with acute lower back sprain and acute painful shoulder. The Company is considered to be a development stage enterprise as more fully defined in Statement No. 7 of the Financial Accounting Standards Board. Activities from inception include research and development, seeking the U.S. Food and Drug Administration (FDA) approval for Esterom(R) solution, as well as fund raising.

   On January 15, 1998, the Company consummated an agreement and plan of merger with Vanden Capital Group, Inc., a Colorado corporation, (Vanden), in which Vanden acquired all of the issued and outstanding common shares of the Company (see Note 5). The Company was merged into Vanden, and Vanden changed its name to Entropin, Inc. For accounting purposes, the acquisition has been treated as a recapitalization of the Company, based upon historical cost, and a reverse acquisition with the Company as the acquirer.

   Basis of presentation and management's plans:

   The Company's financial statements have been presented on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in the development stage and has been primarily involved in research and development activities. This has resulted in significant losses and an accumulated deficit at December 31, 1999 of $12,640,814. The Company's continued existence is dependent on its ability to obtain the additional funding necessary to complete the FDA approval process for Esterom(R) solution and market the product.

   As described in Note 5, the Company successfully completed recapitalization of the Company in January 1998. The Company also sold private offerings of 245,500 shares of Series B convertible preferred stock for gross proceeds of $1,227,500 (Note 4), $200,000 of convertible notes payable, and 1,508,700 shares of common stock for gross proceeds of $4,664,800 (Note 5), which offerings provide liquidity to the Company for current operations. The Company raised sufficient funds in 1999 to complete the first part of a two part Phase III clinical trial program associated with the FDA approval process for the treatment of acute painful shoulder. The trials began in November 1999 and the first part is scheduled for completion in mid 2000. Management is confident that it will raise the added funds necessary to complete the second part of the Phase III trials, ancillary studies and the New Drug Application (NDA) process, as well as additional funds for research and development and working capital via a secondary securities offering in early 2000. The Company estimates it will require additional funding of up to $10 million to successfully complete the FDA approval process. The financial statements do not include any adjustment relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities or other adjustments that might be necessary should the Company be unable to continue as a going concern in its present form.

                                   ENTROPIN, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                           NOTES TO FINANCIAL STATEMENTS
                             December 31, 1998 and 1999




1. Organization and summary of significant accounting policies (continued)

   Use of estimates:

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Income Taxes:

   The Company provides for income taxes utilizing the liability approach under which deferred income taxes are provided based upon enacted tax laws and rates applicable to the periods in which the taxes become payable.

   Property and equipment:

   Office furniture and equipment is recorded at cost. Depreciation commences as items are placed in service and is computed on a straight-line method over their estimated useful lives of three years.

   Leasehold improvements are recorded at cost and amortized over the five-year term of the lease.

   Patents:

   Patents are stated at cost less accumulated amortization which is calculated on a straight-line basis over the useful lives of the assets, estimated by management to average 16 years. Research and development costs and any costs associated with internally developed patents (with the exception of legal costs) are expensed in the year incurred.

   The Company holds eight U.S. patents issued between 1984 and 1998 with expiration dates ranging from September 2001 to June 2014. These patents include two material composition patents covering the molecules contained in Esterom(R) solution that expire in 2012 and 2013. The Company's three initial patents were based on methods of treatment of rheumatoid arthritis using benzoylecgonine and related compounds, and the five subsequent patents include compound, composition and method claims involving derivative of the compounds represented in the earlier patents. The Company believes that some of the patents may be eligible for extensions of up to five years.

   In December 1993, the Company filed an International Patent Application under the Patent Cooperation Treaty claiming compounds present in the Esterom(R) solution formulation from which eight separate patent applications were derived - Australia, Canada, Europe, Hungary, Japan, New Zealand, Norway and Poland. In addition, the Company filed patent applications in China, Israel, Mexico, South Africa and Taiwan. From these foreign applications, nine patents have been issued to date.

                                   ENTROPIN, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                           NOTES TO FINANCIAL STATEMENTS
                             December 31, 1998 and 1999




1. Organization and summary of significant accounting policies (continued)

   Impairment of long-lived assets:

   The Company  evaluates  the  potential  impairment  of  long-lived  assets in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". The Company annually reviews the amount of recorded long-lived assets for impairment. If the sum of the expected cash flows from these assets is less than the carrying amount, the Company will recognize an impairment loss in such period.

   Cash equivalents:

   For the purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

   Deferred stock offering costs:

   Deferred stock offering costs represent costs incurred to December 31, 1999, in connection with the proposed offering of common stock (see Note 5). In the event that such offering is successful, costs incurred as of December 31, 1999, and additional costs incurred subsequent to that date will be charged against the proceeds of the offering; if the offering is not successful, the costs will be charged to operations.

   Concentrations of credit risk:

   Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company places its cash with high quality financial institutions. At times during the periods, the balances at financial institutions exceeded FDIC limits.

   Stock-based compensation:

   The Company has adopted Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation. Compensation costs for stock options is measured as the excess, if any, of the fair value of the options at date of grant over the exercise price.

2. Related party transactions

   Lease agreement:

   The Company subleases approximately 800 square feet of office space from a principal stockholder, at $800 per month.

                                   ENTROPIN, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                           NOTES TO FINANCIAL STATEMENTS
                             December 31, 1998 and 1999




2. Related party transactions (continued)

   Conversion of long-term debt - stockholders:

   On January 15, 1998, the Company converted $1,710,487 of long-term debt and accrued interest, incurred for cash advances and past services associated with research and development, into 1,710,487 shares of 8% non-voting, non-cumulative Series A preferred stock at $1.00 per share (see Note 4). The debt was owed to significant stockholders.

3. Income taxes

   The consummation of the stock exchange with Vanden and the issuance of preferred stock in January 1998 (see Note 5), resulted in a change in the Company's tax status from an S corporation to a taxable corporation. The effect of the change is to provide for income tax based upon reported results of operations, and to provide deferred tax assets and liabilities on temporary differences between reported earnings and taxable income.

   At December 31, 1999, the Company has net operating loss carryforwards of approximately $3,558,000 and future tax deductions of $6,946,000 which may be used to offset future taxable income. The future tax deductions result primarily from utilizing the cash basis for income tax reporting purposes and unearned stock compensation. The difference between the tax loss carryforwards and future tax deductions and the cumulative losses from inception result from the losses previously incurred by the S corporation. The net operating loss carryforwards expire in 2018 and 2019. Approximately $250,000 of the net operating loss carryforward is limited as to the amount which may be used in any one year. At December 31, 1998 and 1999, total deferred tax assets and the valuation allowance are as follows:

                                                    1998         1999
                                                    ----         ----
       Deferred tax assets resulting from:
         Net operating loss carryforwards      $  480,000   $1,245,000
         Accrual to cash adjustments              872,000      875,000
         Unearned stock compensation              525,000    1,556,000
                                               ----------   ----------

           Total                                1,877,000    3,676,000
                                               (1,877,000)  (3,676,000)
                                               ----------   ----------
                                               $        -   $        -
                                               ==========   ==========


   A 100% valuation allowance has been established against the deferred tax assets, as utilization of the loss carryforwards and realization of other deferred tax assets cannot be reasonably assured.

                                   ENTROPIN, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                           NOTES TO FINANCIAL STATEMENTS
                             December 31, 1998 and 1999




4. Redeemable preferred stock

   In December 1997, the Board of Directors approved an amendment to the Articles of Incorporation to authorize 10,000,000 shares of $.001 par value preferred stock. On January 15, 1998, the Company issued 3,210,487 shares of its Series A redeemable, non-voting, non-cumulative 8% preferred stock in exchange for an aggregate $1,710,487 of notes payable to shareholders, accrued interest, and a $1,500,000 compensation agreement. The annual 8% dividend is based upon a $1.00 per share value, and is only payable out of earnings.

   The Series A preferred stock is subject to mandatory redemption. The shares are redeemable only from 20% of annual earnings, but not exceeding net cash flow from, operating activities, and will automatically cancel on January 16, 2005, if not fully redeemed. The Company may voluntarily redeem outstanding shares of preferred stock at $1 per share.

   In July 1998, the Company completed a private placement of 245,500 shares of Series B preferred stock at $5.00 per share, for total net proceeds of $1,142,750. The Series B preferred stock is designated as redeemable 10% cumulative non-voting convertible preferred stock with $.001 par value. The shares are convertible on a one for one basis into common stock. The dividends accrue at the rate of $.50 per share per annum and are paid annually commencing July 15, 1999. At the Company's election, annual dividends were paid in shares of the Company's common stock valued at $5.00 per share at July 15, 1999. Dividends are added to net loss in determining net loss per common share. 15,000 Series B preferred shares have been converted as of December 31, 1999. All unconverted shares will be redeemed at $5.00 per share on or before July 15, 2003.

5. Stockholders' equity

   Recapitalization:

   On December 9, 1997, the Company entered into an agreement and plan of merger with Vanden to exchange all of the issued and outstanding common shares of the Company, in exchange for 5,220,000 shares of Vanden's $.001 par value common stock, in a reverse acquisition.

                                   ENTROPIN, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                           NOTES TO FINANCIAL STATEMENTS
                             December 31, 1998 and 1999




5. Stockholders' equity (continued)

   Pursuant to the agreement, Vanden agreed to have cash of $220,000 and no unpaid liabilities at the effective date of the transaction. The exchange was consummated on January 15, 1998 and is presented on the statement of changes in stockholders' equity as an issuance of 480,051 shares of common stock for cash proceeds of $220,100 pursuant to recapitalization. In connection with the recapitalization, the Company issued options to purchase 180,001 shares of its $.001 par value common stock for cash of $100 and options to purchase an additional 180,001 shares of common stock for $2.80 per share, as required by a management advisory services contract as compensation for arranging the merger. The difference between the fair value of the stock, estimated by the Company to be $2.75 per share, and the purchase price for the initial 180,001 shares was treated as additional cost of the merger and charged to capital, consistent with accounting for the reverse acquisition as a recapitalization. The net effect of this transaction was to record an increase and related decrease to additional paid-in capital of $495,000. The remaining options to acquire 180,001 shares are exercisable for a five-year period.

   Following the exchange, the Company's shareholders owned approximately 95% of the outstanding common stock of Vanden. The reverse acquisition has been accounted for as a recapitalization of the Company based upon historical cost. Accordingly, the number of authorized and issued common shares, par value of common stock and additional paid-in capital have been restated on the balance sheet and the statement of stockholders' equity to give retroactive effect to the recapitalization.

   Private placements:

   In January 1998, the Company completed a private placement of 300,000 shares of its $.001 par value common stock for gross proceeds of $825,000, $2.75 per share.

   In April 1999, the Company completed a private placement of 497,500 shares of its $.001 par value common stock at $2.00 per share for gross proceeds of $995,000.

   In June 1999, the Company sold 304,750 shares of common stock at $4.00 per share for gross proceeds of $1,219,000 in a private placement.

   In September 1999, the Company sold 406,450 shares of common stock at $4.00 per share for gross proceeds of $1,625,800 in a private placement.

   Proposed public offering:

   In June 1999, the Company entered into a letter of intent with an underwriter to conduct a public offering of 2,000,000 units (consisting of one share of common stock and one warrant to purchase one share of common stock) with gross proceeds of approximately $12 to $14 million. The per share price will be determined by mutual agreement between the Company and underwriter.

                                   ENTROPIN, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                           NOTES TO FINANCIAL STATEMENTS
                             December 31, 1998 and 1999




5. Stockholders' equity (continued)

   Other issuances of common stock:

   In March 1999, the Company received cash proceeds aggregating $200,000 pursuant to eight 10% convertible note payable agreements with various unrelated individuals and entities. Each note was unsecured, and due the earlier of 90 days from the date of issue or upon the receipt by the Company of certain proceeds from a private offering of its securities. Each note agreement also provided a warrant granting the holder the right to purchase three and one half restricted shares of the Company's common stock for each dollar of principal received by the Company, for an aggregate of 700,000 shares. The warrants have certain registration rights, an exercise price of $3.00 per share and are exercisable for five years from the date the shares become freely tradable. To the extent that the shares underlying the warrants are not registered within two years of grant date, the holders have the right to exercise the warrants on a cashless basis for a period of five years. In April 1999, the Company amended the note agreements to allow the note holders to convert their promissory notes to shares of common stock at $2.00 per share. Upon issuing the amendment, all note holders converted their notes, including accrued interest, to common stock resulting in new issuances of common stock totaling 100,831 shares. Due to the immediate conversion of the notes to common stock, none of the proceeds received upon issuance of the notes payable were allocated to the warrants. The net effect of allocating proceeds to the warrants would be an increase and corresponding equal decrease in additional paid-in capital.

   Stock options and warrants:

   In April 1998, the Company granted stock options to Western Center for Clinical Studies, Inc. to purchase 450,000 shares of the Company's common stock at $1.50 per share (see Note 7).

   In August 1998, the Company granted to each director options to purchase up to 60,000 shares of the Company's common stock (300,000 shares in the aggregate), exercisable for ten years at $3.00 per share. Options to purchase 20,000 shares each were fully vested February 1999, and the remaining 40,000 vest on a pro rata basis monthly through February 2001. Should any of the directors cease to serve on the board of directors, all non-vested options shall be forfeited. During 1999, a director resigned and options to purchase 35,000 shares were canceled.

   In September 1998, the board of directors approved a compensation plan for three officers and directors, to serve on a management team, which included stock options in lieu of salary aggregating 295,000 shares, exercisable for five years at $4.00 per share. Options to purchase 125,000 shares were fully vested in December 1998 and January 1999, and the remaining 170,000 vested on a pro rata basis monthly through June 30, 1999. During 1999, a director resigned and options to purchase 20,000 shares were canceled. During the period July through October 1999, the Company provided its management team additional stock options in lieu of salary to purchase an aggregate of 430,000 shares of common stock. The options are exercisable at $4.00 per share, and were fully vested at December 31, 1999.

                                   ENTROPIN, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                           NOTES TO FINANCIAL STATEMENTS
                             December 31, 1998 and 1999




5. Stockholders' equity (continued)

   In October 1998, the Company provided a 100,000 share stock option agreement to an organization, with whom the Company entered into a one year consulting agreement. The consultant provided investor relations and development services, and received compensation of $5,000 per month. The options are exercisable at $4.00 per share and vest 50,000 shares as of the date of the agreement, 25,000 shares on March 31, 1999 and 25,000 shares on June 30, 1999. During May and August 1999, the organization exercised options for a total of 20,000 shares of common stock. In July 1999, the Company also agreed to provide the organization with an additional cash payment of $10,000, a warrant to purchase up to an additional 23,500 shares of the Company's common stock, as well as a finder's fee for all funds received by the Company related to fund raising activities attributable to the organization. The warrant is exercisable for five years at $4.00 per share.

   In December 1998, the board of directors approved a resolution whereby the Company granted to a company and an individual two stock options to purchase up to 17,500 shares of the Company's common stock (35,000 shares in the aggregate) in exchange for services the Company received during 1998. The options are exercisable at $4.00 per share for a period of five years and are fully vested as of the date of the resolution.

   On March 11, 1999, the Company provided a 175,000 share stock option agreement to an organization with whom the Company entered a one year consulting agreement. The Company may terminate the agreement after six months. The organization provides investment community relations services, and receives compensation of $3,000 per month. The option is exercisable at $3.00 per share. The option provides certain registration rights to the holder, and is exercisable the earlier of January 1, 2000 or when the shares become registered. The exercise period is five years from the date the shares become freely tradable. To the extent that the shares underlying the options are not registered within two years of grant date, the holders have the right to exercise the options on a cashless basis for a period of five years.

   On March 15, 1999, the Company provided a 300,000 share stock warrant agreement to an organization, with whom the Company entered into an eight month consulting agreement. The organization was also to be paid a retainer of $7,000 per month. The organization was engaged to raise capital aggregating $8 million and provide financial advisory services. The warrants were exercisable at $4.50 per share. In July 1999, the Company terminated the consulting agreement. As final settlement, the organization received $69,084 for fees and expenses earned in conjunction with fund raising and a warrant to purchase 50,000 shares of the Company's common stock, exercisable for five years at $4.00 per share. The previous warrants to purchase 300,000 shares of the Company's common stock were canceled.

                                   ENTROPIN, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                           NOTES TO FINANCIAL STATEMENTS
                             December 31, 1998 and 1999




5. Stockholders' equity (continued)

   On March 22, 1999, the Company provided a 125,000 share stock option agreement to a partnership, with whom the Company entered into a six month consulting agreement. The partnership provides financial community relations and debt funding services. The options are exercisable at $3.00 per share. The options provide certain registration rights to the holder, and are exercisable the earlier of January 1, 2000 or when the shares become registered. The exercise period is five years from the date the shares become freely tradable. To the extent that the shares underlying the options are not registered within two years of grant date, the holders have the right to exercise the options on a cashless basis for a period of five years.

   On March 31, 1999, the Company provided a 300,000 share stock warrant agreement to an organization, with whom the Company entered into an eight month consulting agreement. The organization was engaged to raise capital aggregating $8 million and provide financial advisory services. The warrants are exercisable at $3.00 per share, provide certain registration rights, and vest 100,000 shares as of the date of the agreement, with the remaining 200,000 shares to vest in May and August 1999, subject to certain funding requirements. The 200,000 shares are subject to ratable reductions to the extent that any of the funding is not attributable to the organization. The term of the warrants will be through March 22, 2004. The Company had not received any funding during 1999 attributable to the organization and warrants to purchase 200,000 shares have been canceled. The remaining warrants to purchase 100,000 shares are in dispute.

   In June 1999, the Company provided a 60,000 share stock option agreement to an individual providing intellectual property assistance and advice related to the Company's technology and products. The options are exercisable at $5.00 per share for five years. Options to purchase 20,000 shares vest on May 1, 2000, with the remaining shares vesting ratably monthly through May 1, 2002.

   In June 1999, the Company provided a 20,000 share stock option agreement to an officer in exchange for services rendered to the Company. The options are exercisable at $4.00 per share for five years. The options vest ratably over a 12 month period from date of grant.

   In June and July 1999, the Company provided stock option agreements aggregating 120,000 shares to an organization providing financial consulting services. The options are exercisable at $3.00 to $4.00 per share and vest 25,400 shares as of June 30, 1999, 20,000 shares at August 5, 1999, with the remaining shares vesting through February 1, 2001.

   In September 1999, the Company provided a 101,681 share stock warrant agreement to an organization providing assistance in the June and September 1999 private placements of common stock. The warrants are exercisable at $4.00 per share for five years and are fully vested.

   In November 1999, as partial consideration for consulting services, the Company issued to a consultant a warrant to purchase 30,000 shares of common stock, exercisable at $4.00 per share for five years.

                                   ENTROPIN, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                           NOTES TO FINANCIAL STATEMENTS
                             December 31, 1998 and 1999




5. Stockholders' equity (continued)

   Also in November 1999, the Company granted an option to purchase 400,000 shares of common stock to its president at an exercise price of $5.00 per share. The shares vest as follows: 100,000 shares upon completion of the first part of the Phase III trials; 150,000 shares upon submission of the New Drug Application (NDA); and, 150,000 shares upon approval of the NDA. The options expire five years from the dates they become exercisable.

   The following is a summary of stock option and warrant activity:

                            Option/                       Options exercisable
                            warrant    Wtd. avg.          Wtd. avg.
                           price per   exercise  Number   exercise  Number of
                            share       price   of shares  price      shares
                            -----       -----   ---------  -----      ------

Balance December 31, 1997 $     -        $    -         -   $   -            -
Granted                   $.001 to $4.00 $2.47  1,540,002       -            -
Exercised                  $0.001        $0.001  (180,001)      -            -
                           ------        ------ ---------

Balance December 31, 1998 $1.50 to $4.00 $2.79  1,360,001   $3.36      635,001
Granted                   $3.00 to $5.00 $3.71  2,836,181       -            -
Canceled                  $3.00 to $4.00 $3.04   (555,000)      -            -
Exercised                  $4.00         $4.00    (20,000)      -            -
                           -----         -----  ----------  -----    ---------

Balance December 31, 1999 $1.50 to $5.00 $3.37  3,621,182  $ 3.59    1,667,848
                                                =========            =========


   The following is additional information with respect to those options and warrants outstanding at December 31, 1999:

                                      Wtd.avg.
                                     remaining
                                    contractual      Number        Options
  Option/warrant price per share   life in years   of shares     exercisable
  ------------------------------   -------------   ---------     -----------
              $1.50                    3.4          450,000        75,000
              $2.80                    3.0          180,001       180,001
              $3.00                    6.5        1,425,000       314,999
              $4.00                    4.4        1,076,181     1,067,848
              $5.00                    4.8          490,000        30,000
                                                  ---------     ---------
                                                  3,621,182     1,667,848
                                                  =========     =========

                                   ENTROPIN, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                           NOTES TO FINANCIAL STATEMENTS
                             December 31, 1998 and 1999




5. Stockholders' equity (continued)

   At December 31, 1999, outstanding options and warrants aggregating 1,565,182 shares have certain registration rights and options and warrants aggregating 2,295,181 shares contain certain cashless exercise provisions.

   4,114,564 shares of the 4,179,564 shares owned by the Company's directors, officers, and 5% or greater stockholders, and substantially all of the shares underlying the outstanding options and warrants are subject to lock-up agreements which expire one year after the effective date of the proposed public offering unless released sooner upon written consent.

   Unearned stock compensation:

   At December 31, 1999, the Company had outstanding an aggregate of 3,621,182 options and warrants of which 2,436,000 were granted at purchase prices lower than fair value of the stock at date of grant, including the stock options and warrants disclosed above and the 450,000 granted to the Western Center for Clinical Studies, Inc. (see Note 7). The excess of the fair value at the grant date of the options and warrants, over the exercise price has been recorded as additional paid-in capital and unearned stock compensation. Unearned compensation is being amortized to research and development and general and administrative expense over the term of the related agreements, as follows:

                                               Year ended         Cumulative
                                              December 31,       amounts from
                                           1998         1999      inception
                                           ----         ----     ------------

    Research and development            $  502,000  $  709,224   $1,211,224
    General and administrative             998,726   2,236,257    3,234,983
                                        ----------  ----------   ----------

                                        $1,500,726  $2,945,481   $4,446,207
                                        ==========  ==========   ==========


   The fair value of each option and warrant grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used for grants in 1998 and 1999: dividend yield of 0%, expected volatility of 51% - 100%, risk-free interest rate of 4.63% - 6.22%, and expected life of five to nine years.

6. Basic and diluted net loss per share

   Basic net loss per share is based on the weighted average number of shares outstanding during the periods. Shares issued for nominal consideration are considered outstanding since inception. Diluted loss per share excludes dilution from common stock equivalents, as exercise of the outstanding stock options and warrants would have an anti-dilutive effect. The 10% cumulative dividends on Series B preferred stock have been accrued and added to net loss for the purpose of determining net loss and net loss per share applicable to common shareholders.

                                   ENTROPIN, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                           NOTES TO FINANCIAL STATEMENTS
                             December 31, 1998 and 1999




7. Commitments and contingencies

   Compensation agreements:

   In 1993, the Company entered into a 30 year compensation agreement with I.B.C. limited partners owning 64.28% of the I.B.C. Limited Partnership. The limited partnership participated in the early development of Esterom(R) solution (the medicine) and owned the patent rights to three patents and all intellectual property rights. Under the terms of the Agreement, the Company acquired all of the patent and intellectual property rights in exchange for certain compensation to the limited partners, which is dependent upon the Company's receipt of a marketing partner's technological access fee and royalty payments. The limited partnership was subsequently dissolved. Compensation under the agreement includes a bonus payment of $96,420 to be paid at the time the Company is reimbursed by a drug company for past expenses paid for development of the medicine, as well as 64.28% of a decreasing payment rate (3% to 1%) on cumulative annual royalties received by the Company. As of December 31, 1999, no liabilities have been accrued with respect to this agreement.

   In a separate agreement with certain former I.B.C. limited partners, the Company has agreed to pay the partners 35.72% of a decreasing earned payment (3% to 1% on cumulative annual sales of products by the Company) until October 10, 2004. From October 10, 2004 until October 10, 2014, the Company will pay the partners 17.86% of the earned payment. In accordance with the agreement, the Company has agreed to pay these former limited partners the amount of $40,000 and a minimum earned payment of $3,572 per calendar quarter beginning on December 1, 1989. Such minimum earned payment is payable when the Company is either reimbursed for expenses paid for the development of the medicine or from the first income received by the Company from net sales of the medicine. The quarterly payments are to be applied against the earned payment to be received by the limited partners. As of December 31, 1999, the liability accrued with respect to this agreement totaled $184,071. The Company will receive a credit against the earned payments of 50% of monies which are expended in connection with preparing, filing, obtaining, and maintaining patents involved with the sold rights.

   Development and Supply Agreements:

   On January 1, 1997, the Company entered into ten year Development and Supply Agreements with Mallinckrodt, Inc. to develop all of the chemistry, manufacturing and controls to comply with the drug master file of the Food and Drug Administration as well as supply the bulk active product for marketing. In exchange for these services, Mallinckrodt received exclusive rights as a supplier of the bulk active product to the Company in North America. The price of the ingredient is based on the price of the components in the bulk active product.

   In addition, pursuant to the agreements, the Company has granted Mallinckrodt a right of first refusal to supply the Company's requirements of the bulk active product in all other parts of the world outside of North America.

                                   ENTROPIN, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                           NOTES TO FINANCIAL STATEMENTS
                             December 31, 1998 and 1999




7. Commitments and contingencies (continued)

   The Company is dependent upon Mallinckrodt, Inc. to provide the raw material from which the active ingredients in Esterom(R) solution are derived.

   License Agreement:

   In January 1998, the Company entered into an agreement with a director of the Company, whereby the Company granted the director a non-exclusive right to make, import and use the Company's product, Esterom(R) solution, under the Company's licensed patents and to use the Company's confidential information to develop new products that contain the same active ingredients as Esterom(R) solution, but are formulated differently. All rights to the improved products will remain the exclusive property of the Company and the director will receive a two percent royalty on the net sales of all improved products, and a negotiated royalty on new products. The expiration date of this agreement is January 1, 2003.

   Management agreements:

   During April 1998, the Company entered into an agreement with Western Center for Clinical Studies, Inc. (WCCS), to provide assistance in taking Esterom(R) solution through the clinical trials and New Drug Application(NDA) approval. The agreement was subsequently amended in July 1999 and October 1999. The Company is required to pay management fees of $880,400 through January 5, 2001 and $76,400 per quarter commencing January 2001 and continuing until NDA submission. The Company also has granted stock options to WCCS to purchase 450,000 shares of Entropin common stock at $1.50 per share. The options will expire five years from the date they become exercisable. The shares underlying the options are also provided with certain registration rights. The difference between the fair value of the options at date of grant and the exercise price, totaling approximately $1,950,000 using the Black-Scholes option pricing model, has been recorded as additional paid-in capital and unearned stock compensation. The unearned stock compensation is being amortized to expense on a straight-line basis over the initial 33 month term of the agreement.

   In August 1999, the Company entered into an agreement with Therapeutic Management, Inc. to provide clinical trial management services and monitor all aspects of Esterom(R) solution's Phase III clinical studies. In November 1999, the Company entered into an agreement with WCCS to assume the Company's obligations under Therapeutic Management Agreement. The Company will pay WCCS approximately $350,000 based upon completion of certain project goals.

                                   ENTROPIN, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                           NOTES TO FINANCIAL STATEMENTS
                             December 31, 1998 and 1999




8. Financial instruments

   The carrying values of cash and cash equivalents, accounts payable and accounts payable - related party approximates fair value due to the short-term maturities of these instruments.

   The Company believes that it is not practical to estimate a fair market value different from the carrying value of long-term debt. Long-term debt, excluding the deferred royalty agreement, was converted into redeemable preferred stock on January 15, 1998. Both the redeemable preferred stock and the deferred royalty agreement have numerous features unique to these securities and agreements as described in Notes 4 and 7.

                          ENTROPIN, INC. [Logo]




                    2,000,000 Shares of Common Stock


                                   and


           2,000,000 Redeemable Common Stock Purchase Warrants



                               -----------

                               PROSPECTUS

                               -----------




                     NEIDIGER, TUCKER, BRUNER, INC.


              WESTPORT RESOURCES INVESTMENT SERVICES, INC.





                                           , 2000

                                 PART II

                 INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

A. The Colorado Business Corporation Act (the "Act") allows indemnification of directors, officers, employees and agents of the Company against liabilities and reasonable expenses, including attorneys' fees, incurred in any proceeding in which an individual is made a party because he was a director, officer, employee or agent of the Company if such person conducted himself in good faith and reasonably believed his actions were in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A person must be found to be entitled to indemnification under this statutory standard by procedures designed to assure that disinterested members of the Board of Directors have approved indemnification or that, absent the ability to obtain sufficient numbers of disinterested directors, independent counsel or shareholders have approved the indemnification based on a finding that the person has met the standard. The Company's By-Laws provide that the Registrant shall have the power to indemnify its officers, directors, employees and agents to the extent permitted by the Act.

B. Article VIII of the Registrant's Amended and Restated Articles of Incorporation provides for the elimination of personal liability for monetary damages for the breach of fiduciary duty as a director except for liability (i) resulting from a breach of the director's duty of loyalty to the Registrant or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) for approving payment of distributions to shareholders to the extent that any such actions are illegal under the Act; or (iv) for any transaction from which a director derives an improper personal benefit. This Article further provides that the personal liability of the Registrant's directors shall be eliminated or limited to the fullest extent permitted by the Act.

C. The Underwriting Agreement between the Registrant and the Underwriters provides that the Underwriters will indemnify and hold harmless the Registrant, the directors of the Registrant, and each person, if any, who controls the Registrant within the meaning of Section 15 of the Securities Act of 1933, as amended (the "1933 Act"), against any and all losses, claims, demands, liabilities and expenses (including reasonable legal or other expenses) to which it may become subject, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any Blue Sky Application or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, resulting from the use of written information furnished to the Registrant by the Underwriters or any participating dealer for use in the preparation of the Registration Statement or in any Blue Sky Application.

     There is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company as to which indemnification is being or may be sought, and the

Company is not aware of any other pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

Item 25.  Other Expenses of Issuance and Distribution
          -------------------------------------------

     The following is an itemization of all expenses (subject to future contingencies) incurred or to be incurred by the Registrant in connection with the issuance and distribution of the securities being offered. All expenses are estimated except the registration fee.

     Registration and filing fee . . . . . . . . . . . .     $  7,609(1)
     NASD filing fee . . . . . . . . . . . . . . . . . .        3,237(1)
     NASDAQ Application fee  . . . . . . . . . . . . . .       10,000(1)
     Printing . . . . . . .  . . . . . . . . . . . . . .       30,000(2)
     Accounting fees and expenses  . . . . . . . . . . .       12,000(2)
     Legal fees and expenses . . . . . . . . . . . . . .      100,000(2)
     Blue Sky fees and filing fees . . . . . . . . . . .       80,000(2)
     Transfer and Warrant Agent fees . . . . . . . . . .        5,000(2)
     Miscellaneous . . . . . . . . . . . . . . . . . . .        7,154(2)
                                                              -------
     Total . . . . . . . . . . . . . . . . . . . . . . .     $255,000
                                                              =======
     ___________
   (1) Reflects filing fees paid with the original filing of the Registration Statement
   (2)    Estimated

Item 26.  Recent Sales of Unregistered Securities
          ---------------------------------------

     During the past three years, the Registrant and Old Entropin issued securities to the following persons for the cash or other consideration indicated in transactions that were not registered under the 1933 Act.

                                  I.

              January 1998 Private Placement (Old Entropin)
              ---------------------------------------------

                                 No. of Shares of
                                 ----------------
Name                               Common Stock         Consideration Received
----                               ------------         ----------------------

Suzanne Oliphant                       10,000                  $27,500

Albert W. White                        10,000                  $27,500

Stephen H. West                        20,000                  $55,000

C. Richard Harrison                    10,000                  $27,500

                                 No. of Shares of
                                 ----------------
Name                               Common Stock         Consideration Received
----                               ------------         ----------------------

Jeanette Y. Mihaly                     20,000                  $55,000

Joy Ann Svenson                        10,000                  $27,500

Richard L. Monfort                    180,000                 $495,000

David T. Treadwell                     10,000                  $27,500

David Bressler                          5,000                  $13,750

Gerald Olesh                           10,000                  $27,500

Arthur Kassoff                         10,000                  $27,500

Armond A. Azharian                      5,000                  $13,750
                                      -------                  -------

     Total                            300,000                 $825,000
                                      =======                 ========

     The offers and sales were made in reliance upon the exemption from registration provided by Section 4(2) of the 1933 Act and/or Regulation D and Rule 506 adopted thereunder. All of the purchasers are known by Old Entropin's (now the Registrant's) Chairman, Higgins D. Bailey, or were referred to him by other purchasers in this offering. Based upon the written representations made by the purchasers and other information known to the Registrant, the Registrant believes all of the purchasers were Accredited Investors as that term is defined in Rule 501 of Regulation D.
No broker/dealers were involved in the sales and no commissions were paid.
All purchasers represented that they purchased the securities for investment, and all certificates issued to the purchasers were impressed with a restrictive legend advising that the shares represented by certificates may not be sold, transferred, pledged or hypothecated without having first been registered or the availability of an exemption from registration established. Stop transfer instructions have been placed against the transfer of these certificates by the Registrant's Transfer Agent.

                                   II.

     In November 1997, Old Entropin issued an 8% note in the principal amount of $1,500,000 maturing December 31, 2000 payable to James E. Wynn as compensation for research and development services provided since the inception of the Company. In January 1998, Old Entropin converted this obligation to 1,500,000 shares of its redeemable 8% non-voting, non-
cumulative Series A preferred stock, at $1.00 per share.   The issuance of
the promissory note and the subsequent conversion into shares of Series A preferred stock were made in reliance upon the exemption from registration
provided by Section 4(2) of the Act.   The purchaser represented that he
acquired the securities for investment, and all certificates issued to the purchaser were impressed with a restrictive legend advising that the shares represented by certificates may not be sold, transferred, pledged or hypothecated without having first been registered or the availability of an exemption from registration established. Stop transfer instructions have been placed against the transfer of these certificates by the Registrant's Transfer Agent.

                                  III.

                   Debt/Equity Exchange (Old Entropin)
                   -----------------------------------


                              No. of Shares of Series
                              -----------------------
Name                             A Preferred Stock     Consideration Received
----                             -----------------     ----------------------

Higgins D. Bailey                     178,000                 $178,000

Lowell M. Somers                      822,446                 $822,446

Thomas T. Anderson Trust              710,041                 $710,041
                                      -------                 --------
     Total                          1,710,487               $1,710,487
                                    =========               ==========

Old Entropin had accrued $1,710,487, including interest, in long-term debt
owed to the abovementioned stockholders at December 31, 1997.   On January
15, 1998, Old Entropin converted all of such long-term debt plus accrued interest into 1,710,487 shares of Old Entropin's redeemable 8% non-voting, non-cumulative Series A Preferred Stock at $1 per share. The issuance of the shares of Series A preferred stock was made in reliance upon the
exemption from registration provided by Section 4(2) of the Act.   The
purchasers represented that they acquired the securities for investment, and all certificates issued to the purchasers were impressed with a restrictive legend advising that the shares represented by certificates may not be sold, transferred, pledged or hypothecated without having first been registered or the availability of an exemption from registration established. Stop transfer instructions have been placed against the transfer of these certificates by the Registrant's Transfer Agent.

                                   IV.

  In December, 1997, Old Entropin entered into an agreement with LMU & Company ("LMU"). As partial consideration for LMU's services under the agreement, Old Entropin issued an option to purchase 180,001 shares of Old Entropin's common stock, exercisable for cash of $100. The issuance of the option to LMU was made in reliance upon the exemption from registration
provided by Section 4(2) of the Act.   LMU represented that LMU acquired
the option for investment and not with a view to distribution. LMU exercised its option in January 1998. Stop transfer instructions have been placed against the transfer of these certificates by the Registrant's transfer agent.

                                   V.

                January 1998 Vanden- Old Entropin Merger
                ----------------------------------------

 On January 15, 1998, in order to consummate the Agreement and Plan of Merger with Entropin, Inc., a California corporation ("Old Entropin"), the Registrant issued 5,700,001 shares of its Common Stock, $.001 par value per share, and 3,210,487 shares of the Company's redeemable 8% non-voting, non-cumulative Preferred Stock, $.001 par value per share, in exchange for all of the issued and outstanding shares of Common Stock and Preferred Stock of Old Entropin on a one-for-one basis, as follows:


                                                               Consideration Received
                                                                    No. of Old
                                            No. of Shares         Entropin Shares
                                         -------------------   ----------------------
                                                   Series A                Series A
Name                                     Common    Preferred    Common     Preferred
----                                     ------    ---------    ------     ---------
Caroline T. Somers                      1,145,793              1,145,793

Higgins D. & Shirley A. Bailey          1,404,093              1,404,093

Higgins D. Bailey, Pledge               1,404,093              1,404,093

Higgins D. Bailey                                    178,000                 178,000

Chandler G. Brown                         257,085                257,085

CapMac Eighty-Two LP                       73,130                 73,130

Milton D. McKenzie, Trustee
for The Milton D. McKenzie
Revocable Trust                           102,834                102,834

Milton D. McKenzie                         52,632                 52,632

James E. Wynn                             518,085  1,500,000     518,085   1,500,000

CKC Partners                               78,300                 78,300

Danny and Nancy Yu                         10,000                 10,000

Brent and Marlene Jackson                  50,000                 50,000

William J. Currin                          10,000                 10,000

Jacquelyn D. Anderson Baker                 5,455                  5,455

Interstate Johnson Lane Corp.              10,000                 10,000

Dennis K. Metzler                           5,000                  5,000

                                                               Consideration Received
                                                                    No. of Old
                                            No. of Shares         Entropin Shares
                                         -------------------   ----------------------
                                                   Series A                Series A
Name                                     Common    Preferred    Common     Preferred
----                                     ------    ---------    ------     ---------

Jerry L. and Nancy Sands                    1,000                  1,000

The Macy Family Trust                      10,000                 10,000

Dewey H. and Virginia Crim                 20,000                 20,000

James W. Toot                               7,500                  7,500

Robert L. Simpson                           5,000                  5,000

Gladys F. Decker & Deloras D.
Hunter, Trustees for Gladys F.
Decker Trust No. 1                         20,000                 20,000

Donald Hunter, Trustee of the
Donald Hunter Residuary
Marital Trust                              80,000                 80,000

Deloras Decker Hunter, Trustee
of the Deloras Decker Hunter
Generation Skipping Trust                  10,000                 10,000

Lowell M. Somers                                     822,446                 822,446

Thomas T. Anderson Trust                             710,041                 710,041

Underwood Family Partners                  60,001                 60,001

Steven C. and Lynn T. Quoy                 60,000                 60,000

Suzanne Oliphant                           10,000                 10,000

Albert W. White                            10,000                 10,000

Stephen H. West                            20,000                 20,000

C. Richard Harrison                        10,000                 10,000

Jeanette Y. Mihaly                         20,000                 20,000

Joy Ann Svenson                            10,000                 10,000

Richard L. Monfort                        180,000                180,000

David T. Treadwell                         10,000                 10,000

                                                               Consideration Received
                                                                    No. of Old
                                            No. of Shares         Entropin Shares
                                         -------------------   ----------------------
                                                   Series A                Series A
Name                                     Common    Preferred    Common     Preferred
----                                     ------    ---------    ------     ---------
David Bressler                              5,000                  5,000

Gerald Olesh                               10,000                 10,000

Arthur Kassoff                             10,000                 10,000

Armond A. Azharian                          5,000                  5,000
                                        ---------  ---------   ---------   ---------
     TOTAL                              5,700,001  3,210,487   5,700,001   3,210,487
                                        =========  =========   =========   =========

  The exchange of Old Entropin shares for shares of the Registrant was effected under the exemption from registration provided under Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder, for transactions not involving a public offering. Based upon the written representations made by the investors and other information known to the Registrant, the Registrant believes all of the investors were Accredited Investors as that term is defined in Rule 501 of Regulation D. All investors represented that they purchased the securities for investment, and all certificates issued to the investors were impressed with a restrictive legend advising that the shares represented by certificates may not be sold, transferred, pledged or hypothecated without having first been registered or the availability of an exemption from registration established. No broker/dealers were involved with the exchange, and no commissions were paid. Stop transfer instructions have been placed against the transfer of these certificates by the Registrant's Transfer Agent.

                                   VI.

  In January 1998, the Registrant entered into an agreement with LMU & Company (LMU). As partial consideration for LMU's services under the agreement, the Registrant granted an option to purchase 180,001 shares of the Registrant's common stock for a period of five years at an exercise price of $2.80 per share. The shares are fully vested. The Registrant claims the exemption from registration provided by Section 4(2) of the 1933 Act for this transaction. No broker/dealers were involved in the sale and no commissions were paid. The option certificate was impressed with a restrictive legend advising that the shares represented by the certificate may not be sold, transferred, pledged or hypothecated without having first been registered or the availability of an exemption from registration established.

                                   VII


In April 1998, the Registrant entered into an agreement with Western Center for Clinical Studies (Western). As partial consideration for Western's services under the agreement, the Registrant granted an option to purchase 450,000 shares of the Registrant's common stock at an exercise price of $1.50 per share, of which 75,000 are vested. The remaining shares vest as follows: 90,000 shares upon completion of the first Phase III trial, 110,000 upon completion of the second Phase III trial; and, 175,000 upon the approval of a New Drug Application to the Food and Drug Administration. The Registrant claims the exemption from registration provided by Section 4(2) of the 1933 Act for this transaction. No broker/dealers were involved in the sale and no commissions were paid. The option certificate was impressed with a restrictive legend advising that the shares represented by the certificate may not be sold, transferred, pledged or hypothecated without having first been registered or the availability of an exemption from registration established. The options expire five years from the dates they become exercisable.

                                  VIII.

         July 1998 Private Placement of Series B Preferred Stock
         -------------------------------------------------------


Name                             No. of Shares            Consideration
----                             -------------            -------------

James Toot                             25,000                 $125,000

Brian P. Bertelsen                      5,000                   25,000

Cardiovascular Associates
P.C. Profit Sharing Plan
FBO Lester Lockspeiser M. D.            5,000                  $25,000

CKC Partners                            5,000                  $25,000

Brett Conrad                            5,000                  $25,000

Russell L. Davis                       10,000                  $50,000

Gladys F. Decker Trust No. 1            5,000                  $25,000

Paul Ernst                             15,000                  $75,000

Heather M. Evans                        2,000                  $10,000

Thomas A. Forti                         5,000                  $25,000

David L. Gertz                          5,000                  $25,000

Abdallah E. Ghusn                       5,000                  $25,000

Growth Ventures, Inc.
Pension Plan & Trust                   10,000                  $50,000

George Guerrieri                        5,000                  $25,000

Name                             No. of Shares            Consideration
----                             -------------            -------------

Deloras Decker Hunter
Generation Skipping Trust               5,000                  $25,000

Interstate/Lane Johnson F/B/O
Kenton R. Holden                        5,000                  $25,000

Inverness Investments Profit
Sharing Plan                            5,000                  $25,000

J. Paul Consulting Corporation         10,000                  $50,000

Samantha Landy                          4,000                  $20,000

Arthur M. Lavenue                       5,000                  $25,000

Myron A. Leon                           2,500                  $12,500

Macy Family Trust                      20,000                 $100,000

Jeffrey S. Maen and Leonard L.
Maen                                    2,500                  $12,500

B. Edwin Massey                         2,500                  $12,500

Sharon M. McDonald                     15,000                  $75,000

David N. and Arianne B. Nemelka         5,000                  $25,000

Pete Perlman                            2,000                  $10,000

Douglas L. Ray                          5,000                  $25,000

Dan Rudden                              5,000                  $25,000

Joseph E. Kovarik                       5,000                  $25,000

Donald H. Schroeder                     5,000                  $25,000

Ralph Tash Trust DTD 5/28/71           20,000                 $100,000

Richard F. and Barbara A. Van
Dresser, TTEES of the Living
Trust DTD 5-5-92                        5,000                  $25,000

Stephen H. West                         5,000                  $25,000

Danny Yu Defined Benefit
Pension Plan                            5,000                  $25,000
                                     --------               ----------
                    TOTAL             245,500               $1,227,500
                                     ========               ==========

     The offers and sales were made in reliance upon the exemption from registration provided by Section 4(2) of the 1933 Act and/or Regulation D and Rule 506 adopted thereunder. Based upon written representations made by each of the purchasers, the Registrant believes that all were Accredited Investors as that term is defined in Rule 501 of Regulation D. Broker/dealers were involved in the sale of $797,500 of the Series B Preferred Stock and approximately $79,750 were paid in commissions. All purchasers represented that they purchased the securities for investment, and all certificates issued to the purchasers were impressed with a restrictive legend advising that the shares represented by certificates may not be sold, transferred, pledged or hypothecated without having first been registered or the availability of an exemption from registration established. Stop transfer instructions have been placed against the transfer of these certificates by the Registrant's Transfer Agent.

                                   IX.

     In August 1998, the Registrant granted options to each of its directors to purchase 60,000 shares of the Registrant's common stock at an exercise price of $3.00 per share for five years. The grantees are Higgins
D. Bailey, Donald Hunter, Daniel Azarnoff, James D. Wynn and Dewey H. Crim. The shares vest as follows: 20,000 shares at February 1, 1999 and the remaining shares on a pro-rata basis monthly through February 1, 2001. Mr. Crim resigned from the Board of Directors and 25,000 shares are vested.
The Registrant claims the exemption from registration provided by Section 4(2) of the 1933 Act for this transaction. No broker/dealers were involved in the sale and no commissions were paid. The option certificates were impressed with a restrictive legend advising that the shares represented by the certificate may not be sold, transferred, pledged or hypothecated without having first been registered or the availability of an exemption from registration established.

                                   X.

     In September 1998, the Registrant granted options to purchase an aggregate of 295,000 shares of the Registrant's common stock at an exercise price of $4.00 per share for five years to its Executive Management as follows: Donald Hunter 120,000 shares; Higgins D. Bailey 55,000 shares, and Dewey H. Crim 120,000 shares. The shares are fully vested as to Messrs. Hunter and Bailey. Mr. Crim resigned from Executive Management and 100,000 of his shares are vested. The Registrant subsequently granted additional options on the same terms to Messrs. Hunter and Bailey, its Executive Management, as follows: 2,500 shares each in February 1999; 5,000 shares per month each for the period March through June 1999; and 15,000 shares
per month each for the period July through November 1999 .   The Registrant
claims the exemption from registration provided by Section 4(2) of the 1933 Act for this transaction. No broker/dealers were involved in the sale and no commissions were paid. The option certificates were impressed with a restrictive legend advising that the shares represented by the certificate may not be sold, transferred, pledged or hypothecated without having first been registered or the availability of an exemption from registration established.

                                   XI

     In December 1998, the Registrant entered into an agreement with J. Paul Consulting Corporation (JPC). As partial consideration for JPC's services under the agreement, the Registrant granted an option to purchase 35,000 shares of the Registrant's common stock for a period of five years at an exercise price of $4.00 per share. The shares are fully vested. The Registrant claims the exemption from registration provided by Section 4(2) of the 1933 Act for this transaction. No broker/dealers were involved in the sale and no commissions were paid. The option certificate was impressed with a restrictive legend advising that the shares represented by the certificate may not be sold, transferred, pledged or hypothecated without having first been registered or the availability of an exemption from registration established. The options expire five years from the dates they become exercisable.

                                  XII.

     In March 1999, the Registrant entered into an agreement with J. Paul Consulting Corporation ("JPC"). As partial consideration for JPC's services under the agreement, the Registrant issued JPC an option to purchase 175,000 shares of the Registrant's common stock, exercisable at $3.00 per share. The option would become exercisable the earlier of January 1, 2000, or when the shares become registered. The exercise period is five years from the date the shares become freely tradeable. The issuance of the option to JPC was made in reliance upon the exemption from registration provided by Section 4(2) of the 1933 Act. No broker/dealers were involved in the sale and no commissions were paid. JPC represented that JPC acquired the option for investment and not with a view to distribution.

                                  XIII.

     In March 1999, the Registrant entered into an agreement with GJM Trading Partners, Ltd.("GJM"). As partial consideration for GJM's services under the agreement, the Registrant issued GJM an option to purchase 125,000 shares of the Registrant's common stock, exercisable at $3.00 per share. The option would become exercisable the earlier of January 1, 2000, or when the shares become registered. The exercise period is five years from the date the shares become freely tradeable. The issuance of the option to GJM was made in reliance upon the exemption from registration provided by Section 4(2) of the 1933 Act. No broker/dealers were involved in the sale and no commissions were paid. GJM represented that GJM acquired the option for investment and not with a view to distribution.

                                  XIV.

     In March 1999, the Registrant entered into an agreement with Transition Partners, Limited ("TPL"). The agreement terminated in July 1999. As part of the termination, TPL surrendered for cancellation a previously issued warrant to acquire 300,000 shares of the Registrant's common stock at $4.50 per share for five years, in exchange for a warrant to purchase 50,000 shares of the

Registrant's common stock at $4.00 per share. The issuance of the warrant to TPL was made in reliance upon the exemption from registration provided by Section 4(2) of the 1933 Act. No broker/dealers were involved in the sale and no commissions were paid. TPL represented that TPL acquired the option for investment and not with a view to distribution.

                                   XV.

     In March 1999, the Registrant entered into an agreement with Grayson
& Associates, Inc. ("G&A"). As partial consideration for G&A's services under the agreement, the Registrant issued G&A a warrant to purchase up to 300,000 shares of the Registrant's common stock at $3.00 per share, provided however, if the average of the closing bid/ask price for the Registrant's common stock for the 20 consecutive trading days prior to March 30, 2000 is less than $3.00 per share, the exercise price for the first 100,000 shares represented by the Warrant will be adjusted down to reflect a 25% discount from the average of the closing bid/ask price for such period, exercisable as follows: 100,000 shares exercisable immediately; an additional 100,000 shares shall become exercisable provided that the Registrant has received $2 million in funding on or before May 15, 1999; and, the remaining 100,000 shares shall become exercisable provided that the Registrant has received an additional $4 million in funding on or before August 31, 1999, subject to ratable reductions to the extent that any of the funding is not attributable to G&A. The warrant expires March 22, 2004. The issuance of the warrant to G&A was made in reliance upon the exemption from registration provided by Section 4(2) of the 1933 Act. No broker/dealers were involved in the sale and no commissions were paid. G&A represented that G&A acquired the option for investment and not with a view to distribution. As of August 31, 1999, G&A has performed no services on behalf of the Registrant and the Registrant disputes any obligation under the Warrant agreement.

                                  XVI.

     In March 1999, the Registrant conducted a private offering of its 10% 90-Day Promissory Notes, as amended ("Note"), convertible at the election of the note holders into shares of the Registrant's common stock, at $2.00 per share, to the following:

Name                               Consideration          No. of Warrants*
----                               -------------          ----------------

J. Paul Consulting Corporation        $60,000                  210,000

James Toot                            $30,000                  105,000

Claudia McAdam                        $15,000                   52,500

GJM Trading Partners, Ltd.            $15,000                   52,500

Great Expectations Family L.P.        $30,000                  105,000

Bateman Dynasty                       $30,000                  105,000

Cambridge Holdings, Ltd.              $15,000                   52,500

Underwood Family Partners              $5,000                   17,500
                                       ------                   ------
     Total                           $200,000                  700,000
                                     ========                  =======
______________________
     * Three and one-half warrants for each $1 of Promissory Notes purchased, exercisable over a five year period from the date the shares become freely tradeable at $3.00 per share.

     The offers and sales set forth above were made in reliance upon the exemption from registration provided by Section 4(2) of the 1933 Act and/or Regulation D and Rule 506 adopted thereunder. Based upon information known to the Registrant, and representations made by each of the purchasers, the Registrant believes that all of the purchasers were Accredited Investors as that term is defined in Rule 501 of Regulation D. No broker/dealers were involved in the sale and no commissions were paid. All of such purchasers represented that they purchased the securities for investment, and all Notes and Warrants issued to the purchasers were impressed with a restrictive legend advising that the Notes and Warrants may not be sold, transferred, pledged or hypothecated without having first been registered or the availability of an exemption from registration established.

                                  XVII.

     In April 1999, the Registrant issued the following shares of Registrant's common stock at $2.00 per share, in exchange for the surrender of its 10% 90-Day Convertible Promissory Notes, as amended ("Notes"), and the unpaid accrued interest on such Notes:

                              Principal Amount of Note
                              ------------------------
Name                               plus Interest            No. of Shares
----                               -------------            -------------

J. Paul Consulting Corporation        $60,500                   30,250

James Toot                            $30,250                   15,125

Claudia McAdam                        $15,124                    7,562

GJM Trading Partners, Ltd.            $15,124                    7,562

Great Expectations Family L.P.        $30,250                   15,125
Bateman Dynasty                       $30,250                   15,125


Cambridge Holdings, Ltd.              $15,124                    7,562

Underwood Family Partners              $5,040                    2,520
                                       ------                   ------
     Total                           $201,662                  100,831
                                     ========                  =======

     The offers and sales set forth above were made in reliance upon the exemption from registration provided by Section 4(2) of the 1933 Act and/or Regulation D and Rule 506 adopted thereunder. Based upon information known to the Registrant, and representations made by each of the purchasers, the Registrant believes that all of the purchasers were Accredited Investors as that term is defined in Rule 501 of Regulation D. No broker/dealers were involved in the sale and no commissions were paid. All of such purchasers represented that they purchased the securities for investment, and all certificates issued to the purchasers were impressed with a restrictive legend advising that the shares represented by the certificates may not be sold, transferred, pledged or hypothecated without having first been registered or the availability of an exemption from registration established. Stop transfer instructions have been placed against the transfer of these certificates by the Registrant's Transfer Agent.

                                 XVIII.

                      April 1999 Private Placement
                      ----------------------------


Name                               Consideration            No. of Shares
----                               -------------            -------------

Deloras Decker Hunter, Trustee        $50,000                   25,000

W. Douglas Moreland                   $40,000                   20,000

L. Michael Underwood                  $15,000                    7,500

Gladys F. Decker, Trustee             $23,000                   11,500

Paul C. and Carol A. Rivello          $14,000                    7,000

Max Gould                             $15,000                    7,500

John J. Turk, Jr.                     $10,000                    5,000

Myron A. Leon                         $20,000                   10,000

Michael J. Kirby                      $10,000                    5,000

Kenton Roy Holden IRA                 $10,000                    5,000

Inverness Investment Profit
Sharing Plan                          $15,000                    7,500

Bleu Ridge Consultants Profit         $10,000                    5,000

Danny Yu Defined Benefit
Pension Plan                          $18,000                    9,000

Gulfstream Financial
Partners, LLC                         $15,000                    7,500

Frank J. Kostro                       $15,000                    7,500

Samuel F. Trussell                    $20,000                   10,000

Name                               Consideration            No. of Shares
----                               -------------            -------------

David M. Chapman                      $20,000                   10,000

Richard F. and Barbara A.
Vandresser                            $10,000                    5,000

Charles C. Bruner                      $6,500                    3,250

Anthony B. Petrelli                    $6,500                    3,250

Eugene L. Neidiger                     $7,000                    3,500

Heather Evans                          $2,000                    1,000

Steve Schulz Defined Benefit
Trust                                 $25,000                   12,500

Nancy Nita Macy, Trustee              $40,000                   20,000

William E. Ambrose                    $10,000                    5,000

C. Richard and Johanna W.
Harrison                              $10,000                    5,000

Business Development Corporation      $10,000                    5,000

Nanna B. Schov Custodian for
Davie Mork and Andreas B. Mork         $8,000                    4,000

Barry A. Bates                        $15,000                    7,500

Thomas A. Forti, DDS                  $25,000                   12,500

Brad Rhodes                           $10,000                    5,000

Ronald Glosser                        $20,000                   10,000

Brian P. and Cheri Bertelsen          $10,000                    5,000

Jeanette Y. Mihaly                    $10,000                    5,000

Benedetto Casale                      $20,000                   10,000

Colin David Rickson                   $10,000                    5,000

Arthur Kassoff                        $16,000                    8,000

Michael O'Hare                        $10,000                    5,000

Arianne Nemelka                       $30,000                   15,000

Boulder Family Partnership, Ltd.      $50,000                   25,000

Carla Johnson                         $10,000                    5,000

Name                               Consideration            No. of Shares
----                               -------------            -------------

Patrick N. Kephart                     $5,000                    2,500

Dale Duncan                           $15,000                    7,500

Len Rothstein                         $15,000                    7,500

Abdallah E. Ghusn                     $12,000                    6,000

Leona Connelly                        $10,000                    5,000

Albert W. White                       $10,000                    5,000

David L. Gertz                        $10,000                    5,000

Gregory Pusey                         $10,000                    5,000

Jill Pusey, Custodian for
Jacqueline Pusey                       $5,000                    2,500

Jill Pusey, Custodian for
Christopher Pusey                      $5,000                    2,500

Cambridge Holdings, Ltd.              $50,000                   25,000

Arthur Marsh Lavenue                  $10,000                    5,000

Paul Ernst                            $30,000                   15,000

Sharon M. McDonald                    $30,000                   15,000

Douglas L. Ray                         $8,000                    4,000

Scott Deitler                         $10,000                    5,000

Michael P. Noonan                     $15,000                    7,500

Russell L. Davis Profit
Sharing Plan                          $20,000                   10,000

Cardiovascular Associates, PC
FBO L. Lockspeiser, M.D.              $10,000                    5,000

Charles Kirby                         $24,000                   12,000
                                      -------                   ------
TOTAL                              $  995,000                  497,500
                                   ==========                 ========


     The offers and sales set forth above were made in reliance upon the exemption from registration provided by Section 4(2) of the 1933 Act and/or Regulation D and Rule 506 adopted thereunder. Based upon information known to the Registrant, and representations made by each of the purchasers, the Registrant believes that all of the purchasers were Accredited Investors as that term is defined in Rule 501 of Regulation D. No broker/dealers were involved in the sale and no commissions were paid. All of such purchasers represented that they purchased the securities for investment, and all certificates issued to the purchasers were impressed with a restrictive legend advising that the shares represented by the certificates may not be sold, transferred, pledged or hypothecated without having first been registered or the availability of an exemption from registration established. Stop transfer instructions have been placed against the transfer of these certificates by the Registrant's Transfer Agent.

                                  XIX.

     In May 1999, a consultant to the Registrant exercised options for an aggregate of 8,000 shares of the Registrant's common stock at $4.00 per share. The Registrant claims the exemption from registration provided by
Section 4(2) of the 1933 Act. The certificate issued to the consultant was impressed with a restrictive legend advising that the shares represented by certificate may not be sold, transferred, pledged or hypothecated without having first been registered or the availability of an exemption from registration established. No brokers or dealers received compensation in connection with the sale of these shares.

                                   XX.

                       June 1999 Private Placement
                       ---------------------------


Name                               Consideration            No. of Shares
----                               -------------            -------------

Torben Maersk                         $10,000                    2,500

James M. Love                         $50,000                   12,500

Al-Houda Hotels & Tourism            $150,000                   37,500

Concorde Bank Limited                 $50,000                   12,500

Bobzin Dieter                         $40,000                   10,000

Carlos Goncalves                      $50,000                   12,500

Tectron-Industria de Productos
Electronicos, LDA                    $100,000                   25,000

Jean Paul Desbrueres                  $30,000                    7,500

Wilhelm Giersten                      $20,000                    5,000

Dany Noujeim                           $2,000                      500

Goran Gustafson                       $10,000                    2,500

Lars Kellman                          $10,000                    2,500

Gert Kristensson                      $20,000                    5,000

Name                               Consideration            No. of Shares
----                               -------------            -------------

Sune Persson                          $20,000                    5,000

Johanna Brassert                      $25,000                    6,250

Asuno, Inc.                          $300,000                   75,000

Henri Jacob                           $26,000                    6,500

Sylvie Lapidouse                      $40,000                   10,000

Ernst Schneider                       $50,000                   12,500

Kurt Marty                            $25,000                    6,250

Helaba Schweiz                        $45,000                   11,250

Jean-Pierre Delaloye                  $24,000                    6,000

Coutts Bank LTD                       $24,000                    6,000

Etoile Limited                        $24,000                    6,000

Fondation Brigar                      $24,000                    6,000

Galba Anstalt                         $50,000                   12,500
                                      -------                   ------

TOTAL                              $1,219,000                  304,750
                                   ==========                  =======

     The Company claims the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D adopted thereunder for the transactions described above. All of the purchasers were either known to the Registrant, or were referred to the Registrant by a consultant to the Company. Based upon the written representations made by the purchasers and other information known to the Registrant, the Registrant believes all of the purchasers were Accredited Investors as that term is defined in Rule 501 of Regulation D. All purchasers represented that they purchased the securities for investment, and all certificates issued to the purchasers were impressed with a restrictive legend advising that the shares represented by certificates may not be sold, transferred, pledged or hypothecated without having first been registered or the availability of an exemption from registration established. Stop transfer instructions have been placed against the transfer of these certificates by the Registrant's Transfer Agent. No brokers or dealers received compensation in connection with the sale of these shares.

                                  XXI.

     In June 1999, the Registrant granted options to acquire 20,000 shares of the Registrant's common stock to Wellington Ewen, the Registrant's Chief Financial Officer, at an exercise price of $4.00 per share for five years from the dates the options become exercisable. The shares shall vest ratably over a 12 month period from date of grant. The Registrant claims the exemption from registration provided by Section 4(2) of the 1933 Act for this transaction. No broker/dealers were involved in the sale and no commissions were paid. The option certificate was impressed with a restrictive legend advising that the shares represented by the certificate may not be sold, transferred, pledged or hypothecated without having first been registered or the availability of an exemption from registration established.

                                  XXII.

     In June 1999, the Registrant granted options to acquire 60,000 shares of the Registrant's common stock to Wendy Rieder, a consultant of the Registrant, at an exercise price of $5.00 per share for five years from the date the options become exercisable. The shares vest as follows: 20,000 shares as of May 1, 2000, with the remaining shares vesting on a pro rata basis monthly through May 1, 2002. The Registrant claims the exemption from registration provided by Section 4(2) of the 1933 Act for this transaction. No broker/dealers were involved in the sale and no commissions were paid. The option certificate was impressed with a restrictive legend advising that the shares represented by the certificate may not be sold, transferred, pledged or hypothecated without having first been registered or the availability of an exemption from registration established.

                                 XXIII.

     In June 1999, the Registrant granted options to acquire 60,000 shares of the Registrant's common stock to LMU & Company, a consultant of the Registrant. The options are exercisable at $3.00 per share for nine years and vest as to 20,000 shares covered hereby on February 1, 1999. Thereafter, this Option shall vest as to the remaining 40,000 shares covered hereby on a pro rata basis monthly commencing March 1, 1999, and ending February 1, 2001. The Registrant claims the exemption from registration provided by Section 4(2) of the 1933 Act for this transaction. No broker/dealers were involved in the sale and no commissions were paid. The option certificate was impressed with a restrictive legend advising that the shares represented by the certificate may not be sold, transferred, pledged or hypothecated without having first been registered or the availability of an exemption from registration established.

                                  XXIV.

     In July 1999, the Registrant issued an aggregate of 24,550 shares of its common stock to the holders of the Registrant's Series B Preferred Stock as a dividend, valued at $5.00 per share. The issuance of the dividend shares was exempt from registration in that there was no sale of the shares by the Registrant. Each holder of the Registrant's Series B Preferred Stock represented that he received the shares for investment and not with a view to distribution. All certificates were endorsed with a legend restricting the sale or transfer of the securities except in accordance with federal securities laws. Stop transfer instructions have been placed against the transfer of these certificates by the Registrant's Transfer Agent.

                                  XXV.

     In July 1999, a consultant to the Registrant exercised options for an aggregate of 12,000 shares of the Registrant's common stock at $4.00 per share. The Registrant claims the exemption from registration provided by
Section 4(2) of the 1933 Act. The certificate issued to the consultant was impressed with a restrictive legend advising that the shares represented by certificate may not be sold, transferred, pledged or hypothecated without having first been registered or the availability of an exemption from registration established. No brokers or dealers received compensation in connection with the sale of these shares.

                                  XXVI.

     In July 1999, the Registrant granted options to acquire 60,000 shares of the Registrant's common stock to LMU & Company, a consultant of the Registrant. The options are exercisable at $4.00 per share for five years from the dates they become exercisable and vest as follows: 20,000 shares at August 5, 1999, and the remaining 40,000 shares ratably over a four month period through December 5, 1999. The Registrant claims the exemption from registration provided by Section 4(2) of the 1933 Act for this transaction. No broker/dealers were involved in the sale and no commissions were paid. The option certificate was impressed with a restrictive legend advising that the shares represented by the certificate may not be sold, transferred, pledged or hypothecated without having first been registered or the availability of an exemption from registration established.

                                 XXVII.

     In July 1999, the Registrant granted performance bonus options to purchase 120,000 shares of the Registrant's common stock to each of the following executive officers of the Registrants: Higgins D. Bailey and Donald Hunter. The options are fully vested upon grant and exercisable at $4.00 per share for five years. The Registrant claims the exemption from registration provided by Section 4(2) of the 1933 Act for this transaction. No broker/dealers were involved in the sale and no commissions were paid. The option certificate was impressed with a restrictive legend advising that the shares represented by the certificate may not be sold, transferred, pledged or hypothecated without having first been registered or the availability of an exemption from registration established.

                                 XXVIII.

     In September 1999, the Registrant granted an option to purchase 23,500 shares of the Registrant's common stock to CCRI, a consultant of the Registrant at an exercise price of $4.00 per share for five years. The shares are fully vested. The Registrant claims the exemption from registration provided by Section 4(2) of the 1933 Act for this transaction. No broker/dealers were involved in the sale and no commissions were paid. The option certificate was impressed with a restrictive legend advising that the shares represented by the certificate may not be sold, transferred, pledged or hypothecated without having first been registered or the availability of an exemption from registration established.

                                  XXIX.

                    September 1999 Private Placement
                    --------------------------------

Name                               Consideration            No. of Shares
----                               -------------            -------------

Metz Family Trust
John R. Metz and Theresa G.
Metz, TTEE                             $4,000                    1,000

Sunbelt Holdings, Inc.
Dennis D. French                       60,000                   15,000

MRI, Inc.
Profit Sharing Plan
Dennis D. French                       20,000                    5,000

Barry Seidman                         100,000                   25,000

James G. Stevens
Jana C. Stevens                        20,000                    5,000

Edward Jones Custodian FBO
Sharon Witaker Roth IRA                 2,000                      500

Edward Jones, Custodian FBO
Ernest Handelin Roth IRA               10,200                    2,550

Edward Jones, Custodian FBO
Carl Hendelin Roth IRA                  6,000                    1,500

Edward Jones, Custodian FBO
Kathleen Rounds Roth IRA                5,800                    1,450

Edward Jones,Custodian FBO
Gary Handelin Roth IRA                  5,800                    1,450

Edward Jones, Custodian FBO
Alan E. Handelin Roth IRA               9,800                    2,450

Leslie Rounds and Kathleen Rounds
Husband and Wife, JT                    4,000                    1,000

Name                               Consideration            No. of Shares
----                               -------------            -------------

Ralph L. Fuentes and Diana C.
Fuentes Husband and Wife,
Community Property                      3,000                      750

Alan E. Handelin                        4,000                    1,000

Ernest E. Handelin                     73,000                   18,250

Joseph P. Sperty
Karen H. Sperty                         8,000                    2,000

David M. Chapman                       20,000                    5,000

Danny Yu Defined Benefit
Pension Plan                           50,000                   12,500

Russell L. Davis, Trustee of the
Davis Family Trust                     20,000                    5,000

Russell L. Davis, Trustee FBO
Russell L. Davis Attorney at Law
Profit Sharing Plan                    20,000                    5,000

Sylvia E. Davis, Trustee
Of the Sylvia E. Davis Trust           20,000                    5,000

Danny Yu and Nancy Yu, Trustees
Yu Family Living Trust                 20,000                    5,000

Audrey Spangenberg                     20,000                    5,000

William H. Golod
Marsha B. Golod                         8,000                    2,000

Samuel F. Trussell                     20,000                    5,000

John and Donna Bruce 1996
 Living Trust                           5,000                    1,250

Anders Johnson                          2,000                      500

Mikael E. Ibsen                         8,000                    2,000

Mohamed Ali Khawas
Malisco Switch Great Ind.              30,000                    7,500

Torben Maersk                          10,000                    2,500

ATO Ram 2 Ltd.                        100,000                   25,000

Name                               Consideration            No. of Shares
----                               -------------            -------------

ATO Ram 2 Ltd.                        150,000                   37,500

Staffan Lindskog                        1,000                      250

Tawfig S. Mohammed                     20,000                    5,000

Wilheim Giersten                       60,000                   15,000

Dany Novjeim                            2,000                      500

Goram Gustafsson                       10,000                    2,500

Edouard Rabbat
Riyadh Exhibitions Co. Ltd.             2,000                      500

Salah Abdullah Dashti                  50,000                   12,500

Michael C. Saunders                     6,000                    1,500

Jean Paul Desbrueres                   20,000                    5,000

Mohammed Al-Nussif                      1,200                      300

Mahmound Mohammed Abileh              200,000                   50,000

Amir Salim Huneidi                    100,000                   25,000

Henrik Boyander                         4,000                    1,000

Raghib Zuberi
Yamama-Al-Kuwait                        5,000                    1,250

Steen Thomsen                           4,000                    1,000

Carlos Goncalves                       50,000                   12,500

Robert and Joanne Penner,
Trustees of the Penner Family
Trust                                  20,000                    5,000

Anders Jonson                           2,000                      500

Thomas M. Lyvers, Sr.                  10,000                    2,500
Brenda R. Lyvers

Charles Kirby                          50,000                   12,500

Heather M. Evans                       10,000                    2,500

David S. Haydan                        20,000                    5,000
Shirley C. Haydan

Name                               Consideration            No. of Shares
----                               -------------            -------------

Direct Diamonds and                    20,000                    5,000
  Gold Exchange, Inc.

Len Rothstein                          20,000                    5,000

Richard D. Reinisch and                40,000                   10,000
   Grace A. Reinish

David A. Zallar                        20,000                    5,000

Christopher A. Marlett Living Trust    20,000                    5,000

David A. Zallar                        20,000                    5,000
                                       ------                    -----
Total                              $1,625,800                  406,450
                                   ==========                  =======


     The Company claims the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D adopted thereunder for the transactions described above. All of the purchasers were either known to the Registrant, or were referred to the Registrant by a consultant to the Company. Based upon the written representations made by the purchasers and other information known to the Registrant, the Registrant believes all of the purchasers were Accredited Investors as that term is defined in Rule 501 of Regulation D. All purchasers represented that they purchased the securities for investment, and all certificates issued to the purchasers were impressed with a restrictive legend advising that the shares represented by certificates may not be sold, transferred, pledged or hypothecated without having first been registered or the availability of an exemption from registration established. Stop transfer instructions have been placed against the transfer of these certificates by the Registrant's Transfer Agent. No brokers or dealers received compensation in connection with the sale of these shares.

                                  XXX.

     In September 1999, as partial consideration for consulting services the Registrant issued Neidiger Tucker Bruner Inc. a warrant to purchase up to 101,680 shares of the Registrant's common stock, exercisable at $4.00 per share for five years. The Registrant claims the exemption from registration provided by Section 4(2) of the 1933 Act for this transaction. No broker/dealers were involved in the sale and no commissions were paid. The warrant certificate was impressed with a restrictive legend advising that the shares represented by the certificate may not be sold, transferred, pledged or hypothecated without having first been registered or the availability of an exemption from registration established.

                                  XXXI.

     In November 1999, as partial consideration for consulting services, the Registrant issued ATO Ram 2, Ltd. a warrant to purchase up to 30,000 shares of the Registrant's common stock, exercisable at $4.00 per share for five years. The Registrant claims the exemption from registration provided by Section 4(2) of the 1933 Act for this transaction. No broker/dealers were involved in the sale and no commissions were paid. The warrant certificate was impressed with a restrictive legend advising that the shares represented by the certificate may not be sold, transferred, pledged or hypothecated without having first been registered or the availability of an exemption from registration established.

                                 XXXII.

     In November 1999, the Registrant granted an option to purchase 400,000 shares of the Registrant's common stock to Thomas G. Tachovsky, a Director, President and Chief Executive Officer of the Registrant at an exercise price of $5.00 per share. The shares vest as follows: 100,000 shares upon completion of the first Phase III trial; 150,000 shares upon submission of the NDA; and, 150,000 shares upon approval of the NDA. The options expire five years from the dates they become exercisable. The Registrant claims the exemption from registration provided by Section 4(2) of the 1933 Act for this transaction. No broker/dealers were involved in the sale and no commissions were paid. The option certificate was impressed with a restrictive legend advising that the shares represented by the certificate may not be sold, transferred, pledged or hypothecated without having first been registered or the availability of an exemption from registration established.

                                 XXXIII.

     As of September 1999, the holders of 15,000 shares of the Registrant's Series B Preferred Stock converted their shares into 15,000 shares of the Registrant's common stock. The issuance of the shares of common stock upon the conversion is exempt from registration in that there was no sale of the shares by the Registrant. Each holder of the Registrant's Series B Preferred Stock represented that he received the shares for investment and not with a view to distribution. All certificates were endorsed with a legend restricting the sale or transfer of the securities except in accordance with federal securities laws. Stop transfer instructions have been placed against the transfer of these certificates by the Registrant's Transfer Agent.

Item 27.  Exhibits and Financial Schedules
          --------------------------------

     The following is a complete list of exhibits filed as part of this Registration Statement, which Exhibits are incorporated herein.

 Exhibit
 Number    Description
-------    -----------

3.1        Articles of Incorporation(1)

3.2        Bylaws(1)

3.3 Articles of Merger, as filed with the Colorado Secretary of State on January 15, 1998(2)

3.4 Amended and Restated Articles of Incorporation, as filed with the Colorado Secretary of State on January 15, 1998, as corrected(2)

3.5 Amended Articles of Incorporation, as filed with the Colorado Secretary of State on July 20, 1998(6)

3.6        Amended and Restated Bylaws, dated March 20, 1999

4.1 Specimen copy of stock certificate for Common Stock, $.001 par value(2)

4.2 Specimen copy of stock certificate for Series A Preferred Stock, $.001 par value(2)

4.3        Form of Common Stock Purchase Warrant Certificate


5.1        Form of Opinion of Brenman Bromberg & Tenenbaum, P.C.


10.1       Stock Option Plan(1)

10.2       Stock Bonus Plan(1)

10.3 Agreement and Plan of Merger, dated December 9, 1997 between Vanden Capital Group, Inc. and Entropin, Inc.(2)

10.4 Agreement dated January 1, 1997, between the Registrant and Mallinckrodt, Inc. (Development and Supply Agreement)(4)

10.5 Lease Agreement, dated February 1, 1998, between the Registrant and Thomas T. Anderson(4)

10.6 License Agreement dated January 1, 1998, between the Registrant and Dr. James E. Wynn(4)

10.7 Assignment of Patent #4,556,663 dated September 24, 1992, by Lowell M. Somers, M.D. to Entropin, Inc(4)

10.8 Assignment of Patent #4,512,996 dated September 24, 1992, by Lowell M. Somers, M.D. to Entropin, Inc (4)

10.9 Assignment of Patent #4,469,700 dated September 24, 1992, by Lowell M. Somers, M.D. to Entropin, Inc.(4)

10.10 Assignment of rights in the application for Letters Patent under Serial Number 07/999,307 by Lowell M. Somers and James E. Wynn to Entropin, Inc., dated February 16, 1993(4)

10.11 Assignment of rights in the application for Letters Patent under Serial Number 08/260,054 by Lowell M. Somers and James E. Wynn to Entropin, Inc., dated July 29, 1994(4)

10.12 Agreement dated April 18, 1998 by and between the Registrant and the Western Center for Clinical Studies, Inc.(5)

10.13      Agreement Among Shareholders, dated June 29, 1998(6)

10.14      1998 Compensatory Stock Plan (7)

10.15 Agreement dated August 16, 1999, by and between the Registrant and Therapeutic Management, Inc. [Confidential treatment has been granted](8)

10.16      Agreement Among Shareholders, dated March 3, 1999

10.17 Amendment, dated August 3, 1998, by and between the Registrant and Western Center for Clinical Studies, Inc.

10.18 Second Amendment, dated July 21, 1999, between the Registrant and the Western Center for Clinical Studies, Inc.

10.19 Amendment to License Agreement, dated June 5, 1999, between the Registrant and Dr. James E. Wynn

10.20 Wrap Around Agreement dated November 10, 1999, by and between the Registrant and Therapeutic Management, Inc. [Confidential treatment has been requested.]

10.21 Form of Underwriting Agreement between the Registrant and Neidiger Tucker Bruner, Inc.

16.0 Statement from Schumacher & Associates, the prior certifying accountant in response to the information disclosed in the Company's Form 8-K dated March 25, 1998, captioned "Changes in Registrant's Certifying Accountant"(3)


24.1       Consent of Brenman Bromberg & Tenenbaum, P.C. (included in
           Exhibit 5.1)

24.2       Consent of Causey Demgen & Moore Inc.


27         Financial Data Schedules

___________
(1) Incorporated by reference from the like numbered exhibits filed with the Registrant's Registration Statement on Form S-1, No. 33-23693 effective October 21, 1989.
(2) Incorporated by reference from the like numbered exhibits filed with the Registrant's Current Report on Form 8-K, as amended, dated
    January 15, 1998.
(3) Incorporated by reference from an exhibit numbered 4.0 as filed with the Registrant's Current Report on Form 8-K, as amended, dated
    March 25, 1998.
(4) Incorporated by reference from the like numbered exhibits filed with the Registrant's Annual Report on Form 10-KSB, dated April 15, 1998, as amended.
(5) Incorporated by reference from the like numbered exhibit filed with the Registrant's Current Report on Form 8-K, dated April 23, 1998.
(6) Incorporated by reference from the like numbered exhibits filed with the Registrant's Registration Statement on Form S-1, No. 333-51737 effective August 21, 1998.
(7) Incorporated by reference from the like numbered exhibit as filed with the Registrant's Registration Statement on Form S-8 as filed on December 30, 1998.
(8) Incorporated by reference from the like numbered exhibit as filed with the Registrant's Current Report on Form 8-K, as amended, dated
    August 20, 1999.
(9) Incorporated by reference from the like numbered exhibits as filed with the Registrant's Quarterly Report on Form 10-QSB, dated September 30, 1999, and Annual Report on Form 10-KSB, dated December 31, 1998.


Item 28.  Undertakings
          ------------

The undersigned Registrant will:

    (a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
(i) include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and (iii) include any additional or changed material information on the plan of distribution.

    (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

    (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

    The undersigned Registrant will provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               SIGNATURES
                               ----------


    In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, State of Colorado on March 9, 2000.


                                    ENTROPIN, INC.


                                    By: /s/ Higgins D. Bailey
                                       -----------------------------------
                                       Higgins D. Bailey, Chairman


     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.

Signatures                   Title                        Date
----------                   -----                        ----


 /s/ Thomas G. Tachovsky     President, CEO, Principal    March 9, 2000
---------------------------  Executive Officer and Director
Thomas G. Tachovsky


 /s/ Higgins D. Bailey       Chairman of the Board        March 9, 2000
---------------------------  of Directors, Secretary
Higgins D. Bailey            and Director


 /s/ Donald Hunter           Vice Chairman of the Board   March 9, 2000
---------------------------  of Directors, Treasurer and
Donald Hunter                Director


 /s/ Daniel L. Azarnoff      Director                     March 9, 2000
---------------------------
Daniel L. Azarnoff


/s/ James E. Wynn            Director                     March 9, 2000
---------------------------
James E. Wynn


/s/ Wellington Ewen          Chief Financial Officer and  March 9, 2000
---------------------------  Principal Financial Officer
Wellington Ewen




                                  II-31